MOBILE SATELLITE VENTURES LP
and
MSV FINANCE CO.,
as Issuers,

the GUARANTORS named herein

and

THE BANK OF NEW YORK, as Trustee

_____________________

INDENTURE

Dated as of January 7, 2008

_____________________

16.5% Senior Notes due 2013

TABLE OF CONTENTS

Page
ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.	Definitions.	1
Section 1.02.	Other Definitions.	27
Section 1.03.	Incorporation by Reference of Trust Indenture Act.	27
Section 1.04.	Rules of Construction.	27

ARTICLE 2

THE NOTES

ARTICLE 3

REDEMPTION

ARTICLE 4

COVENANTS

Section 4.01.	Payment of Notes.	45
Section 4.02.	SEC Reports.	45
Section 4.03.	Waiver of Stay, Extension or Usury Laws.	46
Section 4.04.	Compliance Certificate.	47
-i-

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01.	Limitation on Consolidation, Merger and Sale of Property.	65
Section 5.02.	Substitution of Company.	67

ARTICLE 6

DEFAULTS AND REMEDIES

ARTICLE 7

TRUSTEE

Section 7.01.	Duties of Trustee.	72
Section 7.02.	Rights of Trustee.	74
Section 7.03.	Individual Rights of Trustee.	75
Section 7.04.	Trustee’s Disclaimer.	75
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ARTICLE 8

AMENDMENTS, SUPPLEMENTS AND WAIVERS

ARTICLE 9

DISCHARGE OF INDENTURE; DEFEASANCE

ARTICLE 10

GUARANTEE OF SECURITIES

ARTICLE 11

MISCELLANEOUS

Section 11.01.	Notices.	89
Section 11.02.	Communications by Holders with Other Holders.	90

-iii-

Exhibits
Exhibit A-1	Form of Face of Certificated Notes	A-1
Exhibit A-2	Form of Restricted Global Note	A-2
Exhibit A-3	Form of Regulation S Global Note	A-3
Exhibit A-4	Form of Reverse of Notes	A-4
Exhibit B	Form of Certificate of Transfer	B-1
Exhibit C	Form of Certificate of Exchange	C-1
Exhibit D	Form of Certificate of Acquiring Institutional
	Accredited Investors	D-1

-iv-

INDENTURE, dated as of January 7 2008 (the “Indenture”), among MOBILE SATELLITE VENTURES LP, a Delaware limited partnership (the “Company”), MSV FINANCE CO., a Delaware corporation (“Finance Co.” and, together with the Company, the “Issuers”), the GUARANTORS (as defined herein) parties hereto and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Issuers’ 16.5% Senior Notes due 2013 (collectively, the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.	Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Restricted Notes Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes resold in reliance on Rule 144A.

“Additional Assets” means:

(1) any property, plant, license, equipment or any other tangible asset or any improvement thereto (including improvements to existing assets) used or useful in a Related Business;

(2) all or substantially all of the assets of, or the Capital Stock of a Person that becomes a Restricted Entity as a result of the acquisition of such Capital Stock by the Company or another Restricted Entity; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Entity;

provided, however, that any such Restricted Entity described in clause (2) or (3) above is primarily engaged in a Related Business.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Sections 4.08, 4.10 and 4.11 only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 20% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the General Partner or the Capital Stock of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Agent” means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

“Applicable Currency Equivalent” means, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by Reuters at approximately 10:00 A.M. (New York time) on the date not more than two Business Days prior to such determination

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the then outstanding principal amount of the Note; and

(2) the excess of:

(a) the present value at such redemption date of the redemption price of the Note at April 1, 2011, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository that apply to such transfer or exchange.

“Asset Disposition” means any sale, lease (other than an operating lease entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Entity, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1) any shares of Capital Stock of a Restricted Entity (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Entity);

(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Entity; or

(3) any other assets of the Company or any Restricted Entity outside of the ordinary course of business of the Company or such Restricted Entity;

other than, in the case of clauses (1), (2) and (3) above,

(A) a disposition by a Restricted Entity to the Company or by the Company or a Restricted Entity to a Guarantor;

(B) for purposes of Section 4.10 only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) or a Permitted Investment and that is not prohibited by Section 4.08, (ii) the making of an Asset Swap and (iii) a disposition of all or substantially all the assets of the Company in accordance with Article 5;

(C) a disposition of assets in a transaction or series of related transactions with a fair market value of less than $10 million;

(D) a disposition of cash, Temporary Cash Investments;

(E) the creation of a Lien permitted by this Indenture (but not the sale or other disposition of the property subject to such Lien);

(F) the licensing or sublicensing of intellectual property or other general intangibles; provided, however, such licensing or sublicensing shall not interfere in any material respect with the Company’s continuing use of such intellectual property or other general intangibles in its business;

(G) disposition of damaged, obsolete or worn out property in the ordinary course of business; or

(H) granting a Permitted Lien.

“Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets between the Company or any of the Restricted Entities and another Person.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2) the sum of all such payments.

“BCE Equity” means Capital Stock owned by BCE Inc. or any of its Affiliates in the Company after a Parent Rollup Transaction that does not exceed 22% of the outstanding Capital Stock of the Company and that does not permit BCE Inc. or its Affiliates to have any voting rights with respect to the Company or the General Partner, does not entitle BCE Inc. or its Affiliates to any dividends or distributions on Capital Stock of the Company or any payment upon liquidation of the Company or any other economic right with respect to the Company and which only entitles BCE Inc. or its Affiliates to receive an issuance of Capital Stock of the Parent in exchange for all of such Capital Stock of the Company.

“Board of Directors” means the Board of Directors (or similar body) of the Company (or if the Company is a limited partnership, the general partner thereof) or any committee thereof duly authorized to act on behalf of such Board.

“Board Resolution” means a resolution duly adopted by the Board of Directors, certified by the Secretary or an Assistant Secretary of the Company (or if the Company is a limited partnership, the General Partner) to have been duly adopted and to be in full force and effect on the date of such certification.

“Boeing Agreement” means the agreement between the Company and Boeing Satellite Systems, Inc. for the MSV L-Band Space Based Network, dated January 9, 2006, as amended March 9, 2006, September 11, 2006 and from time to time in a manner not materially more burdensome, taken as a whole, to the holders of the Notes.

“Business Day” means each day which is not a Legal Holiday.

“Canadian Guarantors” means the Canadian Joint Ventures and the Existing Canadian Subsidiary.

“Canadian Joint Ventures” means Mobile Satellite Ventures Holdings (Canada) Inc. and Mobile Satellite Ventures (Canada) Inc. and their successors.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.09, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests and membership interests in a limited liability company), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrences of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders (individually or as a member of such group), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of (a) more than 50% of the total voting power of the Voting Stock of the General Partner or (b) more than 50% of the total economic or voting power of the Capital Stock of the Company (for the purposes of this clause (1), such other person or group shall be deemed to beneficially own any Voting Stock or Capital Stock of a Person (the “specified person”) held by any other Person (including one or more Permitted Holders) (the “parent entity”), if such other person or group is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock or 50% of the economic or voting power of the Capital stock, as applicable, of such parent entity);

(2) on and after the occurrence of any Public Offering, individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or the General Partner was approved by a vote of a majority of the directors of the Company or the General Partner then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4) the merger or consolidation of the Company or the General Partner with or into another Person (other than one or more Permitted Holders) or the merger of another Person (other than one or more Permitted Holders) with or into the Company or the General Partner, or the sale of all or substantially all the assets of the Company or the General Partner (determined on a consolidated basis) to another Person (other than one or more Permitted Holders) other than a transaction following which in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the General Partner and 100% of the Capital Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person of the General Partner and at least a majority of the economic or voting power of the Capital Stock of the surviving Person of the Company (whether or not the surviving Person is in the same corporate form) in such merger or consolidation transaction immediately after such transaction.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

“Company Request” means any written request signed in the name of the Company by the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Trustee.

“Consolidated Income Tax Expense” means, with respect to the Company for any period, the provision for federal, state, local and foreign taxes based on income or profits (including franchise taxes) payable by the Company and the Restricted Entities for such period and any Permitted Tax Distributions for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and the Restricted Entities for such period, whether paid or accrued and whether or not capitalized (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations and Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations.

“Consolidated Leverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of Indebtedness of the Company and the Restricted Entities as of such date of determination to (y) Consolidated Operating Cash Flow for the most recent four consecutive fiscal quarters ending prior to such date of determination for which financial information is available (the “Reference Period”); provided, however, that:

(1) if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness;

(2) if the Company or any Restricted Entity has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of such fiscal quarter or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (other than, in each case, Indebtedness Incurred under any revolving credit agreement), the aggregate amount of Indebtedness shall be calculated on a pro forma basis and Consolidated Operating Cash Flow shall be calculated as if the Company or such Restricted Entity had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3) if since the beginning of the Reference Period the Company or any Restricted Entity shall have made any Asset Disposition, the Consolidated Operating Cash Flow for the Reference Period shall be reduced by an amount equal to the Consolidated Operating Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period or increased by an amount equal to the Consolidated Operating Cash Flow (if negative) directly attributable thereto for the Reference Period;

(4) if since the beginning of the Reference Period the Company or any Restricted Entity (by merger or otherwise) shall have made an Investment in any Restricted Entity (or any Person which becomes a Restricted Entity) or an acquisition of assets which constitutes all or substantially all of an operating unit of a business, Consolidated Operating Cash Flow for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of the Reference Period; and

(5) if since the beginning of the Reference Period any Person (that subsequently became a Restricted Entity or was merged with or into the Company or any Restricted Entity since the beginning of such Reference Period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Entity during the Reference Period, Consolidated Operating Cash Flow for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of the Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in accordance with GAAP in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent such Indebtedness was Incurred solely for working capital purposes.

“Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Restricted Entities; provided, however, that there shall not be included in such Consolidated Net Income:

(1) any net income of any Person (other than the Company) if such Person is not a Restricted Entity, except that:

(A) subject to the exclusion contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Entity as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Entity, to the limitations contained in clause (2) below); and

(B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Entity;

(2) any net income of any Restricted Entity if such Restricted Entity is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Entity, directly or indirectly, to the Company, except that:

(A) subject to the exclusion contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Restricted Entity for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Entity during such period to the Company or another Restricted Entity as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Entity, to the limitation contained in this clause); and

(B) the Company’s equity in a net loss of any such Restricted Entity for such period shall be included in determining such Consolidated Net Income;

(3) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Entities (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4) extraordinary gains or losses;

(5) the cumulative effect of a change in accounting principles;

(6) all deferred financing costs written off and premiums paid in connection with an early extinguishment of Indebtedness;

(7) any non-cash compensation charge arising from any grant of stock, stock option, or other equity based awards; and

(8) expenses related to the offering of Notes,

in each case, for such period. Notwithstanding the foregoing, (x) for the purposes of Section 4.08 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Entity to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.08(a)(3)(D) and (y) Consolidated Net Income shall be reduced by the amount of Permitted Tax Distributions.

“Consolidated Operating Cash Flow” means, with respect to the Company and the Restricted Entities on a consolidated basis, for any period, an amount equal to Consolidated Net Income for such period increased (without duplication) by the sum of:

(a) Consolidated Income Tax Expense accrued for such period to the extent deducted in determining Consolidated Net Income for such period;

(b) Consolidated Interest Expense for such period to the extent deducted in determining Consolidated Net Income for such period;

(c) transition costs for customers under contract in connection with migrating such customers’ end user equipment to end user equipment that functions on the Company’s planned network not to exceed $10.0 million in any fiscal year; and

(d) depreciation, amortization and any other noncash items for such period to the extent deducted in determining Consolidated Net Income for such period (other than any noncash item which requires the accrual of, or a reserve for, cash charges for any future period) of the Company and the Restricted Entities (including amortization of capitalized debt issuance costs for such period), all of the foregoing determined on a consolidated basis in accordance with GAAP, and decreased by noncash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods, but excluding reversals of accruals or reserves for cash charges taken in prior periods) for such period.

“Consolidated Revenues” means, for any period, the consolidated net revenue of the Company and the Restricted Entities for such period determined in accordance with GAAP.

“Consolidated Total Assets” means the total assets of the Company and its consolidated Restricted Entities, as shown on the most recent balance sheet of the Company, determined on a consolidated basis in accordance with GAAP.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Division — Corporate Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Noteholders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Noteholders and the Company).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibits A-1 and A-4 hereto and such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depository” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

“Designated Equity Contributions” means Net Cash Proceeds received by the Company or, after the occurrence of a Parent Rollup Transaction, the Parent (to the extent the net proceeds thereof are contributed to the equity capital of the Company (other than in the form of Disqualified Stock) or are used to purchase Capital Stock of the Company (other than Disqualified Stock)) from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date and designated in an Officer’s Certificate as Designated Equity Contributions executed by the principal financial officer of the Company.

“Designated Equity Election” means the delivery to the Trustee of an Officer’s Certificate stating that the Company elects to include Designated Equity Contributions under Section 4.08(a)(3)(B).

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or a Restricted Entity in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise (including, without limitation, at the option of the holder thereof), in whole or in part;

in each case on or prior to the date that is 91 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” shall not constitute Disqualified Stock if:

(A) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable, taken as a whole, to the holders of such Capital Stock than the terms applicable to the Notes and under Sections 4.10 and 4.16; and

(B) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Equity Offering” means a primary public or private offering of Capital Stock (other than Disqualified Stock) of the Company (or after the consummation of a Parent Rollup Transaction, the Parent (to the extent the net proceeds thereof are contributed to the equity capital of the Company (other than in the form of Disqualified Stock) or are used to purchase Capital Stock (other than Disqualified Stock) of the Company)) other than offerings with respect to the Company’s (or after the consummation of a Parent Rollup Transaction, Parent’s) Capital Stock or options, warrants or rights registered on Form S-4 or S-8.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Canadian Subsidiary” means Mobile Satellite Ventures Corp., a Nova Scotia unlimited liability company, and its successors.

“FCC” means the Federal Communications Commission or any successor agency thereto.

“FCC License Subsidiary” means Mobile Satellite Ventures Subsidiary LLC, a wholly owned Subsidiary of the Company that owns all of the Company’s FCC licenses in the United States.

“FCC Licenses” means broadcasting and other licenses, authorizations, waivers and permits which are issued from time to time by the FCC.

“Full In-Orbit Insurance” means insurance coverage of satellites following the period of time that is customarily covered by launch insurance and provides coverage against partial losses, constructive total losses and complete losses.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Original Issue Date, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2) statements and pronouncements of the Financial Accounting Standards Board;

(3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

(4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“General Partner” means Mobile Satellite Ventures GP Inc. and its successors.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b)(vi) or 2.06(d)(iii) hereof.

“Governmental Authority” means any Federal, state, provincial, local, foreign or other governmental, quasi-governmental or administrative (including self-regulatory) body, instrumentality, department, agency, authority, board, bureau, commission, office of any nature whatsoever or other subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or other similar dispute-resolving body, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over either of the Issuers.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each Subsidiary of the Company and the Canadian Joint Ventures that guarantee the Notes under Article 10.

“Hedging Obligations” of any Person means the obligations of such Person under:

(1) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements or currency exchange or interest rate collar agreements; or

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rate prices.

“holder” or “Noteholder” means the Person in whose name a Note is registered on the register kept by the Registrar pursuant to Section 2.03 hereof.

“Immaterial Subsidiary” means any Subsidiary of the Company that owns less than 1.0% of the Consolidated Total Assets and generates less than 1.0% of the Consolidated Revenues for the latest four quarters then ended for which financial statements are available and which does not guarantee and is not an obligor under any other Indebtedness of the Company and the Restricted Entities.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Entity (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Entity. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.06:

(1) except in respect of Indebtedness Incurred under Section 4.06(b)(1) (under which any amortization of debt discount or accretion of principal will be deemed an Incurrence), amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument (such as PIK Interest) or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

(3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business), in each case only if and to the extent due more than 12 months after the delivery of property;

(4) the principal component of all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5) the principal component of the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Restricted Entity of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

(6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured; and

(8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Entity of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indenture” means this Indenture, as defined in the first paragraph hereof, as may be amended from time to time in accordance with the terms hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Industry Canada” means the Canadian Federal Minister of Industry and his or her designees, including the Department of Industry and its successors.”

“Industry Canada Licenses” means all licenses, approvals in principle, permits or authorizations issued by Industry Canada to the Canadian Joint Ventures or the Existing Canadian Subsidiary for purposes of carrying on their respective businesses in Canada.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that is not also a QIB.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment” by any Person in any other Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Entity issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Entity such that, after giving effect thereto, such Person is no longer a Restricted Entity, any Investment by the Company or any Restricted Entity in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value; provided that none of the following will be deemed to be an Investment:

(1) Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture; and

(2) endorsements of negotiable instruments and documents in the ordinary course of business; and

(3) any transaction to the extent that the consideration provided by the Company or a Restricted Entity consists of Capital Stock of the Company (or after a Parent Rollup Transaction) any Parent (other than Disqualified Stock).

For purposes of the definition of “Unrestricted Entity”, Section 4.08 and the definition of “Restricted Payment”, “Investment” shall include:

(1) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Entity; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Entity equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Entity shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Issue Date” means January 7, 2008.

“L-Band Spectrum” means capacity or other right to use, for a satellite and/or ATC network, using the frequency band residing at 1626.5-1660.5 MHz (Earth to space), 1668-1675 MHz (Earth to space) and 1518-1559 MHz (space to Earth) as allocated for mobile satellite services by the International Telecommunications Union.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Maturity Date” means May 1, 2013.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Cash” from an Asset Disposition means cash payments received by the Company or a Restricted Entity therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1) all legal, title, accounting, broker and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition pursuant to a Lien that is permitted by this Indenture prior to any Lien on such assets securing the Notes, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets;

(3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Entity after such Asset Disposition; and

(5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Entity.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-U.S. Person” means a Person who is not a U.S. Person as defined in Regulation S.

“Notes” has the meaning given such term in the second introductory paragraph hereto.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

“Officer’s Certificate” means a certificate signed by any Officer and delivered to the Trustee.

“Old Indenture” means the Indenture, dated as of March 30, 2006, by and among the Issuers, the Guarantors and the Trustee, as the same may be modified, supplemented, amended, refinanced, renewed or replaced.

“Old Notes” means the 14% Senior Secured Discount Notes due 2013 issued by the Issuers and the Guarantees thereof and any “Additional Notes” as defined in and issued pursuant to Article 2 of the Old Indenture and in compliance with Sections 4.06 and 4.09 of the Old Indenture after the Original Issue Date.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

"Original Issue Date" means March 30, 2006, the date of original issuance of the Old Notes.

“Parent” means the Permitted Holder that, pursuant to a Parent Rollup Transaction, acquires Capital Stock of the Company in the amounts required by such definition; provided, however, that such Parent is a corporation organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Parent Rollup Transaction” means (i) any Qualified Parent Rollup Transaction or (ii) a transaction whereby (x)(a) a Permitted Holder becomes the beneficial owner of at least 78% of the outstanding partnership interests of the Company and at least 78% of the outstanding common stock of the General Partner or (b) a Permitted Holder becomes the beneficial owner of at least a majority of the outstanding partnership interests of the Company and of the outstanding common stock of the General Partner and has the right or obligation to acquire (and will acquire) beneficially additional partnership interests of the Company and common stock of the General Partner, in each case, from the then existing equity holders of the Company or of the General Partner in exchange for the issuance of Capital Stock of such Permitted Holder, such that the Permitted Holder would own beneficially not less than 78% of the outstanding partnership interests of the Company and not less than 78% of the outstanding common stock of the General Partner, and (y) following such transaction, BCE owns no greater than 22% of the outstanding Capital Stock of the Company having substantially the same terms, taken as a whole, that exist as of the Original Issue Date; provided that for purposes of this definition, all calculations of equity percentages shall be made on an undiluted basis.

“Pari Passu Indebtedness” means the Old Notes and any other Indebtedness of the Company or a Guarantor that is pari passu in right of payment (and not expressly subordinated) to the Notes or, in the case of a Guarantor, that is pari passu in right of payment (and not expressly subordinated) to its Guarantee.

“Participant” means, with respect to the Depository, a Person who has an account with the Depository.

“Payment-in-Kind Notes” means additional Notes issued under this Indenture on the same terms and conditions as the Notes issued on the Issue Date in connection with PIK Interest. For purposes of this Indenture, all references to “Notes” shall include any related Payment-in-Kind Notes.

“Permitted Holder Change of Control” means, with respect to a Permitted Holder, the occurrence of a Change of Control of such Permitted Holder (with references in the definition of Change of Control (and other defined terms referenced therein) to the General Partner or the Company being deemed to be references to such Permitted Holder).

“Permitted Holders” means each of (i) Apollo Advisors, L.P. and its Affiliates; (ii) Motient Corporation, so long as a Permitted Holder Change of Control with respect to Motient Corporation shall not have occurred; (iii) SkyTerra Communications, Inc., so long as a Permitted Holder Change of Control with respect to SkyTerra Communications, Inc. shall not have occurred; (iv) BCE Inc. and TMI and their Affiliates; (v) Spectrum Equity and its Affiliates as of the Original Issue Date; (vi) Columbia Capital and its Affiliates as of the Original Issue Date; (vii) Harbert Management Corporation, Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situation Fund, LP and their Affiliates; and (viii) any “group” (as such terms is used in Section 13(d) and 14(d) of the Exchange Act) if the owner of a majority of the shares of Voting Stock of the General Partner beneficially owned by such group consist of one or more persons identified in the foregoing clauses (i) through (vi).

“Permitted Investment” means an Investment by the Company or any Restricted Entity in:

(1) the Company, a Guarantor or a Person that will, upon the making of such Investment, become a Guarantor; provided, however, that the primary business of such Guarantor is a Related Business;

(2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Guarantor; provided, however, that such Person’s primary business is a Related Business;

(3) a Restricted Entity that is not organized in the United States of America or any State thereof or the District of Columbia in an amount outstanding not to exceed $15 million since the Issue Date;

(4) cash and Temporary Cash Investments;

(5) receivables owing to the Company or any Restricted Entity if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Entity deems reasonable under the circumstances;

(6) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(7) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Entity not to exceed $2.5 million at any time outstanding;

(8) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Entity or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor or foreclosure of a Lien;

(9) any Person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to Section 4.10 or (B) a disposition of assets not constituting an Asset Disposition;

(10) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Entity in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(11) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Entity;

(12) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 4.06;

(13) any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(14) any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are still outstanding, do not exceed $10.0 million in any calendar year and $60.0 million in the aggregate since the Issue Date;

(15) Investments in Persons for the purpose of using or selling satellite capacity in Mexico or Latin America that is not being used by the Company or its Restricted Subsidiaries, which Investments are in the form of transfers to such Persons of such unutilized satellite capacity for fair market value not to exceed $25.0 million at any time outstanding under this clause; and

(16) Investments consisting of nonexclusive licensing of intellectual property pursuant to joint marketing arrangements with other Persons, for which license or contribution the Company and the Restricted Entities receives fair market value.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP so long as any forfeiture (foreclosure) of collateral proceedings are stayed, Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Entity to provide collateral to the depository institution;

(3) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been previously terminated or the period within which such proceeding may be initiated shall not have expired;

(4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP so long as any forfeiture (foreclosure) of collateral proceedings are stayed;

(5) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value or marketability of said properties or materially impair their use in the operation of the business of such Person at the real property affected thereby;

(7) Liens securing Indebtedness permitted by Section 4.06(b)(13) incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of their Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(8) Liens on L-Band Spectrum in North America leased under Capital Lease Obligations or purchased with Purchase Money Indebtedness permitted to be incurred under Section 4.06(b)(12) and securing only such Indebtedness;

(9) Liens existing on the Original Issue Date or incurred after the Original Issue Date and prior to the Issue Date in compliance with the terms of the Old Indenture;

(10) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Restricted Entity; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(11) Liens on property at the time such Person or any of its Restricted Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(12) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture;

(13) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(14) Liens securing Indebtedness permitted to be Incurred under Section 4.06(b)(1), including Guarantees thereof;

(15) Liens securing obligations in respect of the Old Notes;

(16) Liens arising from Uniform Commercial Code financing statement filing regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(17) Liens on any ownership interest of the Company or any Restricted Entity in satellites and related assets that are being produced by Boeing to secure amounts owing to Boeing (including under Section 4.06(b)(18)) under the Boeing Agreement and that do not restrict the granting of a Lien on such satellite and related assets to secure the Notes and the Guarantees; provided that upon the risk of loss with respect to a satellite and related assets passing to the Company, if the Company is current in its payment of all construction deferrals and other payments payable with respect to the satellite being released at such time, the Lien on such satellite and related work shall be automatically released; and

(18) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (7), (9), (10), (11) or (15); provided, however, that:

(A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (7), (9), (10), (11) or (15) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

Notwithstanding the foregoing, “Permitted Liens” will not include any Lien described in clause (7), (10) or (11) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly with Net Available Cash pursuant to Section 4.10. For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

Notwithstanding the foregoing, with respect to any property subject to any mortgages, “Permitted Liens” will not include the Liens described in clause (1) above.

“Permitted Tax Distributions” means dividends or distributions permitted by Section 4.08(b)(11).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PIK Interest” means interest paid with respect to the Notes in the form of Payment-in-Kind Notes.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principal” of a Note means the then outstanding principal amount of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Public Offering” means any Equity Offering pursuant to an effective registration statement filed with the SEC.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of December 15, 2007, by and among SkyTerra Communications, Inc., the Issuers, Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Special Situations Fund, LP.

“Purchase Money Indebtedness” means Indebtedness:

(1) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

(2) Incurred to finance the acquisition, lease or construction by the Company or a Restricted Entity of such asset, including additions and improvements;

provided, however, that such Indebtedness is Incurred within 180 days after the acquisition by the Company or such Restricted Entity of such asset.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Parent Rollup Transaction” means a transaction in which a Permitted Holder acquires Capital Stock such that it owns 100% of the outstanding Capital Stock of the Company and the General Partner (other than BCE Equity) from the then existing equity holders of the Company and the General Partner in exchange for the issuance of Capital Stock of such Permitted Holder.

“Redemption Date” means any date on which Notes are to be redeemed pursuant to paragraph 5 of the Notes and the terms of this Indenture.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Entity existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced or, if such Refinancing Indebtedness is a Subordinated Obligation, no earlier than 91 days after the Stated Maturity of the Notes;

(2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced or, if such Refinancing Indebtedness is a Subordinated Obligation, equal to or greater than the then remaining Average Life of the Notes;

(3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness (a) is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced, (b) has a Stated Maturity that is at least 91 days after the later of (x) the Stated Maturity of the Notes and (y) the Stated Maturity of the Indebtedness being Refinanced and (c) has an Average Life at the time such Refinancing Indebtedness is Incurred that is greater than (x) the Average Life of the Notes and (y) the Average Life of the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Entity that Refinances Indebtedness of an Unrestricted Entity.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means the Global Note representing the Notes offered and sold outside the United States in reliance on Regulation S.

“Related Business” means any business in which the Issuers or any of the Restricted Subsidiaries was engaged on the Issue Date and the Company’s next generation business as described in the offering memorandum and any business related, ancillary or complementary to such business or which is a reasonable extension thereof or any business the assets of which, in the good faith determination of the Board of Directors, are useful or may be used in any such business.

“Related Business Assets” means assets used or useful in a Related Business (including acquisition of Capital Stock of another entity that will become a Restricted Entity that only owns assets that are used or useful in a Related Business).

“Responsible Officer,” when used with respect to the Trustee, means any officer assigned to the Corporate Trust Division — Corporate Finance Unit of the Trustee (or any successor unit or department of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Section 7.01(c)(2) and the second sentence of Section 7.05, shall also include any officer of the Trustee to whom any matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Restricted Notes Legend.

“Restricted Entity” means any Restricted Subsidiary and any of the Canadian Joint Ventures.

“Restricted Global Note” means a Global Note bearing the Restricted Notes Legend.

“Restricted Notes Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Restricted Payment” with respect to any Person means:

(1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Issuers or a Restricted Entity and (C) pro rata dividends or other distributions made by a Subsidiary or a Canadian Joint Venture that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Entity) or of any Capital Stock of a Restricted Entity held by any Affiliate of the Company (other than by a Restricted Entity), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than (A) from the Company or a Guarantor or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4) the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Period” means the 40 consecutive days beginning on and including the later of (i) the commencement of the offering of the Notes to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the date of the original issuance of the Notes.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Entity.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Entity on the Issue Date or thereafter acquired by the Company or a Restricted Entity whereby the Company or a Restricted Entity transfers such property to a Person and the Company or a Restricted Entity leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuers within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Stated Maturity” means, with respect to any security or any installment of interest thereon, the date specified in such security as the fixed date on which the final payment of principal of such security, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred) or such installment of interest is due and payable.

“Subordinated Obligation” means, with respect to the Company or a Guarantor, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes (or the Guarantee of such Guarantor, as applicable) pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person.

“Temporary Cash Investments” means any of the following:

(1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuers) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to Standard & Poor’s;

(5) auction rate preferred stock issued by a corporation and certificates issued by a corporation or municipality or government entity (other than an Affiliate of the Issuers) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States with a rating at the time of which any Investment therein is made of “A” (or higher) according to Moody’s or Standard & Poor’s;

(6) investments in securities with maturities of twelve months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s; and

(7) investments in money market funds that, in the aggregate, have at least $1,000 million in assets.

“TMI” means TMI Communications & Company, Limited Partnership, a limited partnership organized under the laws of the province of Quebec.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2011; provided, however that if the period from the redemption date to April 1, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

“Trustee” means The Bank of New York, as trustee, until a successor replaces it and, thereafter, means the successor.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Restricted Notes Legend.

“Unrestricted Entity” means:

(1) any Subsidiary of the Company (other than Finance Co.) that at the time of determination shall be designated an Unrestricted Entity by the Board of Directors in the manner provided below; and

(2) any Subsidiary of an Unrestricted Entity.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Entity unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.08; provided further that neither the FCC License Subsidiary nor the Canadian Joint Ventures nor any other Subsidiary that holds or owns a similar telecommunications license nor Finance Co. may be designated an Unrestricted Entity.

The Board of Directors may designate any Unrestricted Entity to be a Restricted Entity; provided, however, that immediately after giving effect to such designation the Consolidated Leverage Ratio is equal to or better than the Consolidated Leverage Ratio immediately prior to such transaction. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Unrestricted Global Note” means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depository, representing a series of Notes that do not bear the Restricted Notes Legend.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Entity all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Issuers or one or more other Wholly Owned Subsidiaries.

Section 1.02.	Other Definitions.

The definitions of the following terms may be found in the sections indicated as follows:

Term	Defined in Section
“Affiliate Transaction”	4.11
“Bankruptcy Law”	6.01
“Change of Control Offer”	4.17
“Covenant Defeasance”	9.03
“Custodian”	6.01
“Event of Default”	6.01
“IAI Global Note”	2.01
“Legal Defeasance”	9.02
“Offer”	4.10(c)
“Offer Amount”	4.10(c)
“Offer Period”	4.10(c)
“Paying Agent”	2.03
“Purchase Date”	4.10(c)
“Registrar”	2.03

Section 1.03.	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision referred to is incorporated by reference in and made a part of this Indenture as if and to the extent this Indenture were qualified under the TIA. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture securityholder” means a Noteholder.

“indenture to be qualified” means this Indenture (it being understood that this Indenture shall not be qualified under the TIA).

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor on the indenture securities” means the Company, the Guarantors or any other obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.04.	Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) words used herein implying any gender shall apply to every gender;

(6) the term “aggregate principal amount” or “principal amount” means in each case “aggregate principal amount at maturity” or “principal amount at maturity”;

(7) the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(8) references to sections herein are references to Sections of this Indenture, unless the context otherwise requires.

ARTICLE 2

THE NOTES

Section 2.01.	Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A1-A4 hereto. The Notes will be offered and sold by the Issuers pursuant to the Purchase Agreement. The Notes will initially be issued as Restricted Definitive Notes. Upon request of any of the holders of the outstanding Restricted Definitive Notes and in accordance with the provisions set forth in Section 2.06(d), the Restricted Definitive Notes may be exchanged in whole for one or more Global Notes, registered in the name of the Depository or its nominee. Following the Issue Date, all such Notes may be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, as set forth below, Institutional Accredited Investors. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof, or, in the case of Payment-in-Kind Notes, such other denominations as may be required.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Any Notes subsequently issued in global form, without interest coupons, shall be substantially in the form of Exhibits A2-A4 attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).

(i) Following the Issue Date and the exchange of the Restricted Definitive Notes for Global Notes in the manner set forth herein, the Notes resold or otherwise transferred to QIBs in reliance on Rule 144A shall be issued in the form of one or more 144A Global Notes, which shall be deposited with, or on behalf of, the Depository or will remain in the custody of the Trustee, as custodian, pursuant to an agreement between the Depository and the Trustee.

(ii) Following the Issue Date and the exchange of the Restricted Definitive Notes for Global Notes in the manner set forth herein, the Notes resold or otherwise transferred in reliance on Regulation S shall be issued in the form of one or more Regulation S Global Notes, which shall be deposited with, or on behalf of, the Trustee as custodian for the Depository.

(iii) Following the Issue Date and the exchange of the Restricted Definitive Notes for Global Notes in the manner set forth herein, Notes resold or otherwise transferred to Institutional Accredited Investors, may be exchanged for a separate note in registered form, without interest coupons (the “IAI Global Note”), which will be deposited with, or on behalf of, a custodian for the Depository, as described in (i) and (ii) above.

(iv) Following the Issue Date and the exchange of the Restricted Definitive Notes for Global Notes in the manner set forth herein, Unrestricted Global Notes shall be issued in accordance with Sections 2.06(b)(vi), 2.06(d)(ii) and 2.06(d)(iii) and shall be deposited, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.

(v) Notes issued in definitive form shall be substantially in the form of Exhibit A-1 and A-4 attached hereto (without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the holder thereof as required by Section 2.06 hereof.

Section 2.02.	Execution and Authentication.

The Notes shall be executed on behalf of the Issuers by two Officers of each Issuer or an Officer and an Assistant Secretary of each Issuer. Such signature may be either manual or facsimile.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) Notes for original issue on the Issue Date in an amount not to exceed $150,000,000 aggregate principal amount upon a Company Request, and (ii) any Payment-in-Kind Notes as a result of PIK Interest for an aggregate principal amount specified in such Company Request for such Payment-in-Kind Notes issued hereunder. Each such Company Request shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Payment-in-Kind Notes and whether the Notes or Payment-in-Kind Notes, as applicable, are to be issued as Definitive Notes or Global Notes or such other information as the Trustee may reasonably request.

The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Issuers or an Affiliate.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel, reasonably determines that such action may not lawfully be taken, if its own rights, duties or immunities under the Notes and this Indenture are affected in a manner that is not reasonably acceptable to the Trustee or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Noteholders.

Section 2.03.	Registrar and Paying Agent.

The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency located in the Borough of Manhattan, The City of New York, State of New York where Notes may be presented for payment (“Paying Agent”) and an office or agency where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. Neither the Company nor any Affiliate of the Company may act as Paying Agent. The Issuers may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder.

The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fail to give the foregoing notice, the Trustee shall act as such. The Issuers initially appoint the Trustee as Registrar, Paying Agent, and agent for service of notices and demands in connection with the Notes.

Section 2.04.	Paying Agent to Hold Money in Trust.

On or before each due date of the principal of and interest on any Notes, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal and interest so becoming due. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent together with a complete accounting of such sums. Upon doing so, the Paying Agent shall have no further liability for the money.

Section 2.05.	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Noteholders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the holders of Notes and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.06.	Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Global Notes will be exchanged by the Issuers for Definitive Notes if, and only if, (i) the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes or (iii) an Event of Default has occurred or is continuing and the Registrar has received a request from the Depository to issue Definitive Notes. Upon the occurrence of any of the preceding events in clauses (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depository shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.09 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.09 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with subparagraphs (i) through (v) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof. Transfers by an owner of a beneficial interest in the Rule 144A Global or the IAI Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, shall be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act. In the case of a transfer of a beneficial interest in either the Regulation S Global Note or the Rule 144A Global Note for an interest in the IAI Global Note, the transferee must furnish to the Trustee a signed letter substantially in the form of Exhibit D.

(iii) Restrictions on Transfer of Regulation S Global Note.

(A) Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note or the IAI Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided by Exhibit B or as otherwise provided by the Issuers in accordance with applicable law to the effect that such transfer is being made to (i) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (ii) an IAI purchasing for its own account, or for the account of such an IAI. Such written certification shall not be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Note for an interest in the IAI Global Note, the transferee must furnish to the Trustee a signed letter substantially in the form of Exhibit D.

(B) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(iv) Other Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the transferor delivers a certificate in the form of Exhibit B hereto.

(v) Transfer and Exchange of Beneficial Interests in Global Notes to Definitive Notes. In the event that a Global Note is exchanged for Restricted Definitive Notes in accordance with the terms of this Indenture, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of Sections 2.06(c), (d) and (e) (including the certification requirements set forth therein intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers reasonably necessary to comply with applicable law.

(vi) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of a Company Request in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests so transferred.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, if such exchange complies with Section 2.06(a), and upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction and in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Issuers or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Restricted Notes Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if such transfer and exchange complies with Section 2.06(a) and if the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Restricted Notes Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Restricted Notes Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, if such transfer and exchange complies with Section 2.06(a) and, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Restricted Notes Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction and in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Restricted Global Note; provided, however, if any such exchange or transfer from a Definitive Note to a beneficial interest in a Restricted Global Note is effected at a time when a Restricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of a Company Request in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Restricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred; provided, further, that the Trustee shall have no duty to take any action to secure eligibility of the Restricted Global Note for deposit with the Depository.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. If and to the extent permitted by, and upon compliance with, the Applicable Procedures, a holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(1) if the holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and if the Issuers or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. If and to the extent permitted by, and upon compliance with, the Applicable Procedures, a holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of a Company Request in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred; provided, however, that the Trustee shall have no duty to take any action to secure eligibility of the Unrestricted Global Note for deposit with the Depository.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption, including any such transfer to an Institutional Accredited Investor, from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(1) if the holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and if the Issuers or the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(f) [intentionally omitted]

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Restricted Notes Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE ‘‘SECURITIES ACT’’). BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a)(1), (2), (3), OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT. THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND TRUSTEE AND, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES, LEGAL OPINIONS AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER TO IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS AND APPLICABLE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2)(a) PURCHASING FROM A PERSON NOT PARTICIPATING IN THE INITIAL DISTRIBUTION OF THIS SECURITY (OR ANY PREDECESSOR SECURITY), (b) AN INSTITUTION THAT IS AN ‘‘ACCREDITED INVESTOR’’ AS DEFINED UNDER THE SECURITIES ACT AND (c) HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(vi), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Restricted Notes Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01(a) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges to the extent permitted hereunder, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.09, 4.10, 4.16, 4.18 and 8.04 hereof).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x) None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner in a Global Note, a member of, or a Participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Noteholders and all payments to be made to Noteholders under the Notes and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depository or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through the Depository subject to the Applicable Procedures. The Trustee and each Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, Participants and any beneficial owners. The Trustee and each Agent shall be entitled to deal with any depositary (including the Depository), and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Trustee or any Agent shall have any responsibility or liability for any acts or omissions of any such depositary with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between such depositary and any Participant in such depositary or between or among any such depositary, any such Participant and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee (including any Agent), from giving effect to any written certification, proxy or other authorization furnished by any depositary (including the Depository), as a Noteholder, with respect to such Global Note or impair, as between such depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Note.

Section 2.07.	Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the holder of a Note presents evidence to the satisfaction of the Issuers and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. An indemnity bond or other security shall be required that is sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Issuers and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and the ownership thereof. The Issuers and the Trustee may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Issuers.

Section 2.08.	Outstanding Notes.

Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding until the Issuers and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser.

If a Paying Agent holds on a Redemption Date or Maturity Date money sufficient to pay the principal of, premium, if any, and accrued interest on Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Subject to Section 12.05, a Note does not cease to be outstanding solely because the Issuers or an Affiliate holds the Note.

Section 2.09.	Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes presented to it.

Section 2.10.	Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel and retain in accordance with its normal practice or, upon written request of the Issuers, may return to the Issuers, all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07 hereof, the Issuers may not issue new Notes to replace Notes in respect of which it has previously paid all principal, premium and interest accrued thereon, or delivered to the Trustee for cancellation.

Section 2.11.	Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted amounts, plus any interest payable on defaulted amounts pursuant to Section 4.01 hereof, to the persons who are holders on a subsequent special record date. The Issuers shall fix the special record date and payment date in a manner satisfactory to the Trustee and provide the Trustee at least 20 days notice of the proposed amount of default interest to be paid and the special payment date. At least 15 days before the special record date, the Issuers shall mail or cause to be mailed to each holder a notice that states the special record date, the payment date (which shall be not less than five nor more than ten days after the special record date), and the amount to be paid. In lieu of the foregoing procedures, the Issuers may pay defaulted interest in any other lawful manner satisfactory to the Trustee.

Section 2.12.	Deposit of Moneys.

Prior to 10:00 a.m., New York City time, on each Interest Payment Date (other than an Interest Payment Date for which PIK Interest shall be paid) and the Maturity Date, the Issuers shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the holders on such Interest Payment Date or Maturity Date, as the case may be.

Section 2.13.	CUSIP Number.

The Issuers in issuing the Notes may use a “CUSIP,” “ISIN” or other similar number(s), and if so, the Trustee shall use the CUSIP, ISIN or other similar number(s) in notices of redemption or exchange as a convenience to holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or other similar number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly inform the Trustee of any change in the CUSIP, ISIN or other similar number(s).

ARTICLE 3

REDEMPTION

Section 3.01.	Notices to Trustee.

If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, (i) at least 45 days prior to the Redemption Date in the case of a partial redemption, (ii) at least 45 days prior to the Redemption Date in the case of a total redemption or (iii) during such other period as the Trustee may agree to, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officer’s Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Notes.

Section 3.02.	Selection by Trustee of Notes to Be Redeemed.

In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed on either a pro rata basis or by lot, or such other method as it shall deem fair and equitable. The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000 and, if Payment-in-Kind Notes are issued, a minimum of $1.00 and an integral multiple of $1.00 (in aggregate principal amount). For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.	Notice of Redemption.

At least 30 but not more than 60 days before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to the Trustee and to each holder of Notes to be redeemed at its address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.03 hereof.

The notice shall identify the Notes to be redeemed (including the CUSIP number(s) thereof) and shall state:

(1) the Redemption Date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7) the subparagraph of the Notes pursuant to which the Notes are being redeemed; and

(8) the aggregate principal amount of Notes that are being redeemed.

At the Company’s request (and upon at least five (5) days prior written notice), the Trustee shall give the notice of redemption in the Issuers’ names and at the Company’s sole expense.

Section 3.04.	Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date, if any. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, if any; provided that if the Redemption Date is after a regular interest payment record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.05.	Deposit of Redemption Price.

On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Issuers shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuers to the Trustee for cancellation.

On and after any Redemption Date, if money sufficient to pay the redemption price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue or accrete interest and the only right of the holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06.	Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE 4

COVENANTS

Section 4.01.	Payment of Notes.

The Issuers shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or any Paying Agent holds on that date money designated for and sufficient to pay the installment. PIK Interest shall be considered paid on the date due, unless interest is otherwise paid in cash, if the Trustee is directed on or prior to such date to issue Payment-in-Kind Notes in an amount equal to the amount of the applicable PIK Interest. Interest will be computed on the basis set forth in the Notes.

The Issuers shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

No provision of this Section 4.01 shall be deemed to impose any duty or obligation on the Trustee to calculate the installment of principal of or interest on the Notes on any Interest Payment Date or to monitor the calculation thereof by the Issuers.

Section 4.02.	SEC Reports.

(a) If and for so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Notes are outstanding, the Company shall file with the SEC and provide the Trustee and holders of Notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. person subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that (i) the Company shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings and (ii) the Company shall not be required to include the separate financial statements of any Guarantor in any such filing.

(b) At any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any Notes are outstanding, the Company will provide to the Trustees and the holders of Notes:

(1) within 90 days after the end of the Company’s fiscal year, financial statements and a Management’s Discussion and Analysis of Financial Condition and Results of Operations substantially equivalent to that which would be required to be included in an Annual Report on Form 10-K of the Company were the Company subject to an obligation to file such a report under the Exchange Act;

(2) within 45 days after the end of each of the first three fiscal quarters in each fiscal year of the Company, financial statements and a Management’s Discussion and Analysis of Financial Condition and Results of Operations substantially equivalent to that which would be required to be included in a Quarterly Report on Form 10-Q of the Company were the Company subject to an obligation to file such a report under the Exchange Act; and

(3) within the time periods required by the SEC for issuers subject to the reporting requirements of Section 13(d) or 15(d) of the Exchange Act, the information that would be required to be filed with the SEC in Current Reports on Form 8-K (other than in respect of Items 1.01, 2.02, 3.01, 3.02, 3.03, 5.02 (in the case of entry into material definitive agreements, management compensation and similar agreements only), 5.03, 5.04, 5.05, 7.01, 8.01 and 9.01 (or any successor items) under Form 8-K) if the Company were subject to such reporting requirements;

provided, however, that the reports set forth in clauses (1), (2) and (3) above shall not be required to: (a) contain any certification required by any such form or the Sarbanes-Oxley Act of 2002, (b) include the separate financial statements of any Guarantor in any such filing or (c) include any exhibit. Additionally, substantially concurrently with the delivery to the Trustee and the holders of the Notes of the reports specified in (1), (2) and (3) above, the Company shall (i) post copies of such reports on its website and (ii) in the case of clauses (1) and (2) above, commencing with the report covering the fiscal quarter ending March 31, 2008, hold a conference call with holders of Notes covering such matters as are reasonably customary for companies with publicly traded debt or equity securities.

(c) The Company shall cause information, documents and reports required to be provided to the Trustee and to the holders to be mailed at the Company’s expense to the Trustee at its address set forth in this Indenture and to the holders at their addresses appearing in the register of Notes maintained by the Registrar.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(d) For so long as any Notes remain outstanding, the Company shall make available upon request, to any holder, any holder of a beneficial interest in a Note and, upon request of any holder or any such holder, any prospective purchaser of a Note or a beneficial interest therein, the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act.

Section 4.03.	Waiver of Stay, Extension or Usury Laws.

The Issuers and the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuers or the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes, as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuers and the Guarantors hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.	Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during such fiscal year has been made under the supervision of the signing officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof and thereof (or, if a Default or Event of Default shall have occurred, describing all of such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.02 above shall be accompanied by a written statement of the Company’s independent certified public accountants that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of this Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly for any failure to obtain knowledge of any such violation.

(c) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith within 30 days after any event which would constitute a Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.	Taxes.

The Company shall, and shall cause each of the Restricted Subsidiaries to, and the Restricted Entities shall, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.06.	Limitation on Indebtedness.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, and each Restricted Entity shall not, Incur, directly or indirectly, any Indebtedness; provided, however, that the Issuers and the Guarantors shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Leverage Ratio would be less than 6.00 to 1.

(b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Entities shall be entitled to Incur any or all of the following Indebtedness:

(1) Indebtedness Incurred by the Issuers or any Guarantor under this clause (1) that, after giving effect to any such Incurrence and assuming all amortization of debt discount, accretion of principal and payment of interest in kind over the life of such Indebtedness has occurred at the time of initial Incurrence, does not exceed $250.0 million in principal amount at any one time outstanding; provided that, prior to any Incurrence of Indebtedness under this clause (1), the Company shall have received at least $1.0 billion of Net Cash Proceeds after the Original Issue Date from the issue or sale of Capital Stock of the Company or cash contributed to the capital of the Company (in each case other than proceeds of Disqualified Stock or sales of Capital Stock to the Company or any of its Subsidiaries); provided, further, however, that any Net Cash Proceeds received by the Company or cash contributions to the Company’s capital and used to Incur Indebtedness pursuant to this clause (1) shall be excluded from the calculation of amounts under Section 4.08(a)(3)(B);

(2) Indebtedness Incurred by the Issuers or any Guarantor in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (2) and then outstanding, does not exceed the greater of (a) $500 million and (b) an amount equal to 125% of the Net Cash Proceeds received by the Company since the Original Issue Date from the issue or sale of Capital Stock of the Company or cash contributed to the capital of the Company (in each case other than proceeds of Disqualified Stock or sales of Capital Stock to the Company or any of its Subsidiaries); provided, however, that, any Indebtedness Incurred under this clause (2) shall have a weighted Average Life that is greater than the then remaining weighted Average Life of the Old Notes; provided further, however, that any Net Cash Proceeds received by the Company or cash contributions to the Company’s capital and used to Incur Indebtedness pursuant to this clause (2) shall be excluded from the calculation of amounts under Section 4.08(a)(3)(B);

(3) Indebtedness owed to and held by the Company or a Restricted Entity (including intercompany indebtedness); provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Entity ceasing to be a Restricted Entity or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Entity) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company or Finance Co. is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and if a Guarantor is an obligor under such Indebtedness or such Indebtedness is owed to a Restricted Entity that is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Guarantee of such Guarantor;

(4) the Old Notes and Guarantees thereof;

(5) Indebtedness outstanding on the Original Issue Date;

(6) Indebtedness of a Restricted Entity Incurred and outstanding on or prior to the date on which such Restricted Entity was acquired by the Company or a Restricted Entity (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this Section 4.06;

(7) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (4), (5) or (6) or this clause (7); provided, however, that such Refinancing Indebtedness shall not include Refinancing Indebtedness of the Issuers or a Guarantor that refinances Indebtedness of a Subsidiary that is not a Guarantor or co-issuer of the Notes;

(8) Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

(9) obligations with respect to letters of credit and bank guarantees, including without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other benefits to former employees or their families or property, casualty or liability or self-insurance obligations, performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Entity in the ordinary course of business;

(10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(11) Subordinated Obligations Incurred by the Issuers or any of the Guarantors to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Related Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) within 180 days of such purchase, lease or improvement, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, which, when added together with the amount of all other Subordinated Obligations Incurred pursuant to this clause (11) and then outstanding, does not exceed $250 million; provided, however, that any Indebtedness Incurred under this clause (11) shall have a weighted Average Life that is greater than the then remaining weighted Average Life of the Notes and a final maturity date that is later than the date that is 91 days after the Stated Maturity of the Notes;

(12) Capital Lease Obligations or Purchase Money Indebtedness of the Company or any Guarantor Incurred to finance the lease or purchase of L-Band Spectrum in North America; provided that in the case of Capital Lease Obligations, the rights of the lessor under such Capital Lease Obligations shall be limited to the L-Band Spectrum leased and, in the case of Purchase Money Indebtedness, the lenders of such Purchase Money Indebtedness shall only have recourse to the L-Band Spectrum purchased and shall have no other claim against the Company and the Restricted Entities; provided, further, that the Company shall have received at least $500.0 million of Designated Equity Contributions prior to any Incurrence under this clause (12) and shall not have made a Designated Equity Election;

(13) Purchase Money Indebtedness and Capital Lease Obligations of the Company or any Guarantor in an aggregate principal amount not in excess of $50 million outstanding at any time;

(14) Indebtedness arising from agreements of the Company or any of the Restricted Entities providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Entity, provided, however, the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Restricted Entities in connection with such disposition;

(15) Indebtedness of the Company or of any of the Restricted Entities in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Restricted Entities Incurred pursuant to this clause (15) and then outstanding does not exceed $50 million;

(16) Guarantees by the Issuers or any Guarantor of Indebtedness of the Issuers or the Guarantors so long as such Indebtedness is otherwise permitted to be incurred hereunder;

(17) Indebtedness representing the financing of installments of insurance premiums; and

(18) Indebtedness of the Company and the Guarantors to Boeing Satellite Systems, Inc. (“Boeing”) and its Affiliates incurred to finance the purchase of one or more satellites from Boeing or such Affiliate in an aggregate principal amount not to exceed at any one time $110.0 million.

(c) Notwithstanding the foregoing, neither the Issuers nor any Guarantor shall be entitled to Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes or the Guarantee of such Guarantor, as applicable, to at least the same extent as such Subordinated Obligations.

(d) For purposes of determining compliance with this Section 4.06:

(1) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses;

(2) the Company will be entitled to divide and classify (and later reclassify) an item of Indebtedness in more than one of the types of Indebtedness described above, including under paragraph (a) above;

(3) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4) the principal amount of any Disqualified Stock of the Company or Preferred Stock of a Restricted Entity, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof; and

(5) increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

For purposes of this Section 4.06, all outstanding Indebtedness under the Notes and the Guarantees thereof immediately following the Issue Date will be deemed to have been Incurred pursuant to clause (2) of paragraph (b) of this Section 4.06.

Section 4.07.	Limitation on Issuance or Sale of Capital Stock of Restricted Entities.

The Company:

(a) shall not, and shall not permit any Restricted Subsidiary to, and each Restricted Entity shall not, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Entity to any Person (other than the Company or a Wholly Owned Subsidiary; provided that Capital Stock owned by the Company or a Guarantor may only be issued or transferred to the Company or another Guarantor), and

(b) shall not permit any Restricted Subsidiary to, and each Restricted Entity shall not, issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors’ or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary; provided that Capital Stock owned by the Company or a Guarantor may only be issued or transferred to the Company or another Guarantor), unless:

(1) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of their Subsidiaries own any Capital Stock of such Restricted Entity; or

(2) such issuance, sale or other disposition is treated as an Asset Disposition and immediately after giving effect to such issuance, sale or other disposition, such Restricted Entity would continue to be a Restricted Entity; or

(3) immediately after giving effect to such issuance, sale or other disposition, such Restricted Entity would no longer constitute a Restricted Entity and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under Section 4.08 if made on the date of such issuance, sale or other disposition.

For purposes of this Section 4.07, the creation of a Lien on any Capital Stock of a Restricted Entity to secure Indebtedness of the Company or any of its Restricted Subsidiaries shall not be deemed to be a violation of this Section 4.07; provided, however, that any sale or other disposition by the secured party of such Capital Stock following foreclosure of its Lien shall be subject to this Section 4.07.

Section 4.08.	Limitation on Restricted Payments.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, and each Restricted Entity shall not, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Entity makes such Restricted Payment:

(1) a Default shall have occurred and be continuing (or would result therefrom);

(2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to Section 4.06(a) after giving effect, on a pro forma basis, to such Restricted Payment; or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Original Issue Date would exceed the sum of (without duplication):

(A) 100% of Consolidated Operating Cash Flow accrued during the period (treated as one accounting period) from the beginning of the first fiscal quarter during which the Company generates positive Consolidated Operating Cash Flow following the Original Issue Date to the end of the most recent fiscal quarter for which internal financial statements are available less 1.4 times the Consolidated Interest Expense for the same period (if such amount in this clause (A) is a negative amount, minus the amount by which such amount is less than zero); plus

(B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Original Issue Date (other than an issuance or sale to a Subsidiary of the Company or to the Canadian Joint Ventures and other than an issuance or sale to an employee stock ownership plan) and 100% of any cash capital contribution received by the Company subsequent to the Original Issue Date; provided, however, that there shall be excluded from the calculation of Net Cash Proceeds and cash capital contributions under this clause (B) any Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock or cash capital contributions received by the Company and which is deemed to be used to Incur Indebtedness pursuant to Section 4.06(b)(1) or (b)(2) until and to the extent any such Indebtedness Incurred pursuant to Section 4.06(b)(1) or (b)(2) in respect of such Net Cash Proceeds or cash capital contributions has been redesignated to another subclause of Section 4.06(b) or Section 4.06(a); provided, further, however, that Designated Equity Contributions shall not be permitted to be included in this clause (3)(B) unless the Company has made a Designated Equity Election, in which case the amount by which such Designated Equity Contributions exceeds the net present value of all payments to be made under Capital Lease Obligations and Purchase Money Indebtedness Incurred pursuant to Section 4.06(b)(12) shall be permitted to be included in this clause (3)(B); plus

(C) the amount by which Indebtedness of the Company or any Restricted Entity is reduced on the Company’s balance sheet upon the conversion or exchange subsequent to the Original Issue Date of any Indebtedness convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

(D) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Entity in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions to the extent included in Consolidated Operating Cash Flow), in each case received by the Company or any Restricted Entity, and (ii) to the extent such Person is an Unrestricted Entity, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Entity at the time such Unrestricted Entity is designated a Restricted Entity; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Entity, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Entity in such Person or Unrestricted Entity.

(b) The preceding provisions shall not prohibit:

(1) any Restricted Payment in an amount equal to the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or a Canadian Joint Venture or an employee stock ownership plan) or a substantially concurrent cash capital contribution received by the Company; provided, however, that (A) such Restricted Payment shall be excluded from subsequent calculations of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above and shall be excluded from the calculation of amounts under Section 4.06(b)(2);

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Subordinated Obligations that are permitted to be Incurred pursuant to Section 4.06 that have, at the time of Incurrence, a weighted Average Life that is greater than the then remaining weighted Average Life of the Notes and a Stated Maturity that is later than the date that is 91 days after the Stated Maturity of the Notes; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded from subsequent calculations of the amount of Restricted Payments;

(3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend shall be included in subsequent calculations of the amount of Restricted Payments;

(4) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, consultants, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, former consultants, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancellation of Indebtedness) shall not exceed $2.5 million in the aggregate since the Original Issue Date; provided further, however, that such repurchases and other acquisitions shall be excluded from subsequent calculations of the amount of Restricted Payments;

(5) the declaration or payment of dividends on Disqualified Stock issued in compliance with Section 4.06; provided, however, that at the time of declaration of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded from subsequent calculations of the amount of Restricted Payments;

(6) repurchases of Capital Stock deemed to occur upon exercise of options to purchase limited partnership interests, stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such Restricted Payments shall be excluded from subsequent calculations of the amount of Restricted Payments;

(7) cash payments not to exceed $2.5 million since the Original Issue Date in lieu of the issuance of fractional shares in connection with a reverse stock split of the Capital Stock of the Company or the exercise of warrants, options, or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading; provided further, however, that such payments shall be excluded in subsequent calculations of the amount of Restricted Payments;

(8) in the event of a Change of Control or to the extent permitted by Section 4.10, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuers (or a third party to the extent permitted by this Indenture) have made a Change of Control Offer, or sale of assets offer, with respect to the Notes and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer, or sale of assets offer; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be excluded from subsequent calculations of the amount of Restricted Payments;

(9) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 4.06(b)(3); provided, however, that such payments shall be excluded from subsequent calculations of the amount of Restricted Payments;

(10) other Restricted Payments in an amount not to exceed $5.0 million in the aggregate since the Original Issue Date; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded from subsequent calculations of the amount of Restricted Payments;

(11) the payment of dividends, or distributions or amounts by the Company to its direct parents or to the limited partners or the General Partner in amounts required to pay the tax obligations of any such direct parent, limited partners or the General Partner that are solely attributable to the income of the Company and its Subsidiaries by virtue of the Company being a pass-through entity for Federal, state or foreign income tax purposes; provided, however, that (a) the amount of dividends or distributions paid pursuant to this clause (11) to enable any of the Company’s direct parents, limited partners or the General Partner to pay Federal, state or foreign income taxes at any time will not exceed the amount of such Federal, state or foreign income taxes actually owing by any such direct parent or the General Partner or the Company’s Limited Partners at such time for the respective period (excluding any tax liability or tax benefit of any such direct parent or the General Partner or the Company’s Limited Partners not attributable to the Company or its Subsidiaries) (provided that the Company may make periodic payments based on an estimate of such tax liability with an annual reconciliation at the end of each tax year) and (b) any refunds received by or on behalf of, or any overpayment based on the annual reconciliation to, any of the Company’s direct parents, limited partners or the General Partner attributable to the Company and its Subsidiaries shall promptly be returned by any such direct parent or the General Partner or the Company’s Limited Partners to the Company; and provided further, however, that such payments shall be excluded from subsequent calculations of the amount of Restricted Payments;

(12) the dividend or distribution of all of the shares of MSV International, LLC to the equity holders of the Company or the designation of MSV International, LLC as an Unrestricted Entity; provided that all Investments in MSV International, LLC made since the Original Issue Date and all payments made under the Boeing Agreement on behalf of any satellite to be transferred or assigned to MSV International, LLC shall have either been reimbursed in cash in full to the Company or be deemed to be a permanent Investment by the Company in MSV International, LLC (provided that such Investment is otherwise permitted by this Indenture); provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; and provided further, however, that such dividend or distribution shall be excluded from subsequent calculations of the amount of Restricted Payments;

(13) after the occurrence of a Parent Rollup Transaction, the payment of dividends or distributions by the Company to Parent or the making of loans by the Company to Parent for Parent to pay fees and expenses related to (a) Parent’s corporate existence and expenses of Parent as a public company, and (b) general corporate overhead expense of Parent and customary compensation payable to officers, employees and directors of Parent in the case of (b) to the extent such fees and expenses relate to the ownership of the Company; provided, however, that amounts paid under this clause (13) shall not exceed $2.5 million during any calendar year, provided, further, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded from subsequent calculations of the amount of Restricted Payments;

(14) the payment of costs and expenses incurred by the General Partner on behalf of the Company or the Restricted Entities in the ordinary course of business and administrative and corporate fees and expenses of the General Partner in the ordinary course of business not to exceed in the aggregate under this clause (14) $1.0 million per year; provided further, however, that such payments shall be excluded from subsequent calculations of the amount of Restricted Payments; and

(15) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to, the Company or a Restricted Entity by, an Unrestricted Entity.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Entity, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith.

Section 4.09.	Limitation on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, and each Restricted Entity shall not, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, unless:

(1) in the case of Liens securing Subordinated Obligations of the Company or a Guarantor, the Notes are or such Guarantor’s Guarantee is, as the case may be, secured by a Lien on such property that is senior in priority to such Liens; and

(2) in all other cases, the Notes are or such Guarantor’s Guarantee is, as the case may be, equally and ratably secured by a Lien on such property.

Section 4.10.	Limitation on Sale of Assets and Subsidiary Stock.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, and each Restricted Entity shall not, directly or indirectly, consummate any Asset Disposition unless:

(1) the Company or such Restricted Entity receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

(2) at least 75% of the consideration thereof received by the Company or such Restricted Entity is in the form of cash, Temporary Cash Investments or Designated Noncash Consideration; provided, however, that the amount of any Designated Noncash Consideration received by the Company or any Restricted Entity in such Asset Disposition having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (2) at the time of determination, shall not exceed an amount equal to the greater of (x) $25 million and (y) 2.5% of Consolidated Total Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value; provided further that the amount of:

(a) any liabilities of the Company or any Restricted Entity of the Issuer (other than Subordinated Obligations) that are assumed by the transferee of any such assets,

(b) any notes or other obligations or other securities or assets received by the Company or such Restricted Entity of the Company from such transferee that are converted by the Company or such Restricted Entity of the Company into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(c) any Indebtedness of a Restricted Entity (other than Subordinated Obligations) that is no longer a Restricted Entity as a result of the Asset Disposition shall be deemed to be cash for the purposes of this provision;

(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Entity, as the case may be:

(A) first, to the extent the Company or such Restricted Entity elects, to acquire Additional Assets or improve Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that the Company shall have an additional six months to apply such Net Available Cash pursuant to this clause (A) if it shall have entered into a binding acquisition or purchase contract in respect of Additional Assets prior to the expiration of such one-year period; provided further that if the Net Available Cash from any Asset Disposition of an FCC License, Industry Canada License or any similar telecommunications license or any Capital Stock of the FCC License Subsidiary, MSV Canada Inc. or any other entity holding a telecommunications license is in excess of $10.0 million, the Net Available Cash from such Asset Disposition may not be applied as provided in this clause (A) and shall be immediately applied as required in clause (b) below; and

(B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) above:

(1) to the extent required by the terms of the Old Notes or any other secured Indebtedness of either Issuer or any Restricted Entity, make an offer to the holders of the Old Notes and the holders of such other secured Indebtedness that requires such an offer to purchase, prepay or repay the Old Notes and such other secured Indebtedness pursuant to the terms thereof; and

(2) to the extent that such Net Available Cash is remaining after application in accordance with Section 4.10(a)(3)(B)(1) above, to make an offer to holders of the Notes (and to holders of other Pari Passu Indebtedness that requires such an offer) to purchase Notes (and such other Pari Passu Indebtedness that require such an offer) pursuant to and subject to the conditions contained in this Indenture; provided, that such offer to holders of Notes is for no less than the Noteholders pro rata amount of such Net Available Cash (based on the then outstanding principal amount of the Notes outstanding and the principal amount (or accreted value if issued with discount) of such other Pari Passu Indebtedness);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (3)(B) above, the Issuers or such Restricted Entity shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided, however, that the prior proviso shall not affect the ability of the Company of the Restricted Entities to incur Indebtedness under Section 4.06(b).

Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness, unless required to do otherwise pursuant to the terms of the Old Notes or any other outstanding secured Indebtedness of either Issuer or Restricted Entity.

(b) In the event of an Asset Disposition that requires the Issuers to make an Offer to purchase the Notes (and other Indebtedness) pursuant to Section 4.10(a)(3)(B)(2) the Issuers shall purchase Notes tendered pursuant to an Offer by the Issuers for the Notes (and such other Indebtedness) (the “Offer”) at a purchase price of 100% of their then outstanding principal amount (such other Indebtedness at a purchase price of 100% of its principal amount or, in the event such other Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Indebtedness, such lesser price, if any, as may be provided for by the terms of such Indebtedness) in accordance with the procedures set forth in Section 4.10(c). If the aggregate purchase price of the Notes (and such other Indebtedness) tendered exceeds the Net Available Cash allotted to their purchase, the Trustee will select the Notes and such other Indebtedness to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an Offer to purchase Notes (and other Indebtedness) pursuant to Section 4.10(a)(3)(B)(2) if the Net Available Cash available therefrom is less than $15.0 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). To the extent that the aggregate amount of Notes and other Indebtedness tendered is less than the Net Available Cash required to be used to make an Offer to the holders of Notes and such Indebtedness, the Company may use such excess Net Available Cash for any other purpose not prohibited by this Indenture.

(c) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer pursuant to Section 4.10(a)(3)(B)(2), the Company shall deliver to the Trustee and send, by first-class mail to each holder, a written notice stating that the holder may elect to have its Notes purchased by the Issuers either in whole or in part (subject to prorating as described in Section 4.10(b) in the event the Offer is oversubscribed) in integral multiples of $1,000 principal amount, at the applicable purchase price set forth in Section 4.10(b). The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain such information concerning the business of the Issuers which the Issuers in good faith believe will enable such holders to make an informed decision and all instructions and materials necessary to tender Notes pursuant to the Offer, together with the information contained in clause (3).

(1) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officer’s Certificate as to (A) the amount of the Offer (the “Offer Amount”), including information as to any Pari Passu Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.10(a) and (b). On such date, the Company shall irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Offer includes other Pari Passu Indebtedness, the portion of the deposit described in the preceding sentence that is applicable to such other Pari Passu Indebtedness may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount applicable to the Notes, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.10.

(2) Holders electing to have Notes purchased shall be required to surrender the Notes, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes which were delivered for purchase by the holder and a statement that such holder is withdrawing his election to have such Notes purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(3) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section. Notes shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering holder.

(d) The Company will not, and will not permit any Restricted Subsidiary to, and each Restricted Entity will not, engage in any Asset Swaps, unless:

(1) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) the Related Business Assets that are the subject of such Asset Swap have a substantially comparable fair market value;

(3) in the event such Asset Swap involves the transfer by the Company or any Restricted Entity of assets having an aggregate fair market value, as determined by the Board of Directors of the General Partner in good faith, in excess of $10 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company; and

(4) any cash received shall be applied in accordance with Section 4.10(a)(3).

(e) To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder and this Section 4.10 by virtue of its compliance with such securities laws or regulations.

Section 4.11.	Limitation on Transactions with Affiliates.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, and each Restricted Entity shall not, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) involving (together with any related Affiliate Transactions) aggregate consideration in excess of $10 million, unless:

(1) the terms of the Affiliate Transaction are not materially less favorable taken as a whole to the Company or such Restricted Entity than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate; and

(2) if such Affiliate Transaction (together with any related Affiliate Transactions) involves an amount in excess of $15.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the General Partner disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction.

(b) The provisions of the preceding paragraph (a) shall not prohibit:

(1) Restricted Payments, in each case permitted to be made pursuant to Section 4.08, and Permitted Investments;

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

(3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or the Restricted Entities, but in any event not to exceed $2.5 million in the aggregate outstanding at any one time;

(4) the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or the Restricted Entities;

(5) transactions between or among the Company and the Restricted Entities;

(6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company and the granting and the performance of registration rights;

(7) any agreement as in effect on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time (so long as any amendment, modification, supplement, extension or renewal is not materially less favorable, taken as a whole, to the Company and the Restricted Entities) and the transactions evidenced or contemplated thereby or as these agreements may be extended or renewed in accordance with this clause (7);

(8) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company and the Restricted Entities, in the reasonable determination of the Board of Directors of the General Partner or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(9) the entering into agreements with equity holders of the Company or the General Partner in connection with a Parent Roll-up Transaction relating to such equity, including, without limitation, the entering into and performance of shareholder agreements and registration rights agreements and amendments to existing similar agreements; and

(10) Affiliate Transactions with a person solely in its capacity as a holder of debt or equity securities where such Person is treated no more favorably in such transaction than any other security holders who are not Affiliates.

Section 4.12.	Future Guarantors.

If the Company or any of the Restricted Entities acquires or creates another domestic Subsidiary after the date of this Indenture, then that newly acquired or created domestic Subsidiary shall become a Guarantor and execute a supplemental indenture within 10 Business Days of the date on which it was acquired or created; provided that all Subsidiaries that are Immaterial Subsidiaries or that have properly been designated as Unrestricted Entities under this Indenture shall not become Guarantors for so long as they continue to constitute Immaterial Subsidiaries or Unrestricted Entities, as the case may be. Additionally, the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such supplemental Indenture complies with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and that such supplemental Indenture is enforceable, subject to customary qualifications.

Section 4.13.	Limitation on Restrictions on Distributions from Restricted Subsidiaries and Restricted Entities.

The Company shall not, and shall not permit any Restricted Subsidiary to, and each Restricted Entity shall not, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Entity to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Entity or pay any Indebtedness owed to the Company or any Restricted Entity, (b) make any loans or advances to the Company or any Restricted Entity or (c) transfer any of its property or assets to the Company or any Restricted Entity, except:

(1) with respect to clauses (a), (b) and (c),

(A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

(B) any encumbrance or restriction with respect to a Restricted Entity pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by such Restricted Entity on or prior to the date on which such Restricted Entity was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Entity became a Restricted Entity or was acquired by the Company) and outstanding on such date;

(C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of clause (1) of this Section 4.13 or this clause (C) or contained in any amendment supplement, restatement, renewal or modification to an agreement referred to in clause (A) or (B) of clause (1) of this Section 4.13 or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Entity contained in any such refinancing agreement or amendment are not materially more restrictive, taken as a whole, to the Company and the Restricted Entities than encumbrances and restrictions with respect to such Restricted Entity contained in such predecessor agreements on the Issue Date or the date such Restricted Entity became a Restricted Entity, whichever is applicable;

(D) any encumbrance or restriction with respect to a Restricted Entity (or any of its property or assets) imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Entity (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(E) any encumbrance or restriction consisting of net worth provisions in leases and other agreements entered into by the Company or any Restricted Entity in the ordinary course of business;

(F) any encumbrance or restriction consisting of customary provisions in joint venture agreements relating to joint ventures that are not Restricted Entities and other similar agreements entered into in the ordinary course of business;

(G) customary non-assignment provisions in contracts, licenses and leases entered into in the ordinary course of business; and

(H) restrictions contained in any agreement related to property acquired after the Issue Date and which is not applicable to any other property and which were not put in place in contemplation of the acquisition of such property;

(2) with respect to clause (c) only,

(A) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the assignment or transfer of the lease or the property leased thereunder; and

(B) Liens securing Indebtedness that are permitted hereunder that limit the right of the debtor to dispose of the assets subject to such Lien.

Section 4.14.	Payments for Consent.

The Company shall not, and shall not permit any Restricted Subsidiary to, and each Restricted Entity shall not, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.15.	Corporate Existence.

Subject to Article 5 hereof, the Company and each Restricted Entity shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company and each Restricted Entity and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Entities; provided, however, that, except as otherwise required by this Indenture, the Company and each Restricted Entity shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Entities, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Entities, taken as a whole. Notwithstanding anything to the contrary contained in this Section 4.15 the Company or any Restricted Entity may change its partnership, corporate or other existence to another form of existence; provided, that for so long as the Company or any successor or obligor under the Notes is a limited liability company, partnership or trust there shall be a co-issuer of the Notes that is a Wholly Owned Subsidiary of the Company and that is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia.

Section 4.16.	Change of Control.

(a) Upon the occurrence of a Change of Control, each holder shall have the right to require that the Issuers repurchase such holder’s Notes at a purchase price in cash equal to 101% of the then outstanding principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to (but excluding) the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in this Section 4.16.

(b) Within 30 days following any Change of Control, the Company shall mail a notice to each holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control has occurred and that such holder has the right to require us to purchase such holder’s Notes at a purchase price in cash equal to 101% of the then outstanding principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to (but excluding) the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control;

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions, as determined by the Company, consistent with this Section 4.16 that a holder must follow in order to have its Notes purchased.

(c) Holders electing to have Notes purchased will be required to surrender the Notes, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes which was delivered for purchase by the holder and a statement that such holder is withdrawing his election to have such Notes purchased.

(d) On the purchase date, all Notes purchased by the Issuers under this Section shall be delivered by the Company to the Trustee for cancellation, and the Issuers shall pay the purchase price specified in paragraph (a) plus accrued and unpaid interest, if any, to the holders entitled thereto.

(e) Notwithstanding the foregoing, the Issuers shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.16 applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. In addition, the Issuers shall not be required to make a Change of Control Offer following a Change of Control if the Issuers have exercised their right to redeem all, but not less than all, of the Notes.

(f) The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.16, the Issuers will comply with the applicable securities laws and regulations and will be deemed not to have breached its obligations under this Section 4.16 by virtue of such compliance.

Section 4.17.	Maintenance of Office or Agency.

The Issuers shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.01.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby initially designate the Corporate Trust Office of the Trustee set forth in Section 11.01 as such office of the Company.

Section 4.18.	Maintenance of Insurance.

(a) The Company shall obtain, and shall cause the Restricted Subsidiaries to obtain, and the Restricted Entities shall obtain, prior to the launch of each satellite and shall maintain launch insurance with respect to each satellite launch covering the period from the launch to 180 days following the launch of each satellite on such terms (including coverage period, exclusions, limitations on coverage, co-insurance, deductibles and coverage amount) as is customary in the industry for similar persons at the time of such launch. In the event that the Company constructs a spare satellite (“ground spare”), the amount of coverage may be reduced if it is in the best interest of the Company, but in no event to an amount less than the cost to launch and insure the launch for the ground spare.

(b) The Company shall, and shall cause the Restricted Subsidiaries to, and the Restricted Entities shall, procure and maintain Full In-orbit Insurance, with respect to each satellite they own (other than satellites that are in orbit as of the Original Issue Date) unless at the time of securing such Full In-Orbit Insurance there has occurred and is continuing a material adverse change in market conditions for the obtaining of Full In-orbit Insurance since March 31, 2004 such that it would be commercially unreasonable for the Company and the Restricted Entities to maintain such Full In-orbit Insurance. Such Full In-Orbit Insurance shall be on such terms (including exclusions, limitations on coverage, coinsurance, deductibles and coverage amount) as is customary in the industry for similar persons at the time of procurement; provided, however, that with the exception of the initial procurement of Full In-Orbit Insurance for a satellite that experienced a loss that either occurred during the launch insurance coverage period or was otherwise covered by launch insurance, in no event shall the coverage amount be less than the net book value of the satellite, assuming straight-line depreciation over the life of the satellite, as adjusted for impairment. In the event that the expiration and non-renewal of Full In-Orbit Insurance for such a satellite resulting from a claim of loss under such policy causes a failure to comply with the proviso to the immediately preceding sentence the Company shall be deemed to be in compliance with the proviso to the immediately preceding sentence for the 120 days immediately following such expiration or non-renewal, provided that the Company procures such Full In-Orbit Insurance as necessary to comply with the preceding proviso within 120 day period.

Insurance policies obtained or renewed after the Issue Date required by the foregoing paragraphs (a) and (b) shall:

(1) contain no exclusions other than exclusions as may be customary for policies of such type and such other exclusions or limitations of coverage as may be applicable to a substantial portion of satellites of the same model or relating to systemic failures or anomalies as are then customary in the satellite insurance market; and

(2) provide coverage for all risks of loss and damage to the satellite.

Section 4.19.	Limitation on Business Activities of Finance Co.

Finance Co. shall not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issuance of its Capital Stock to the Company or any Wholly Owned Subsidiary, the Incurrence of Indebtedness as a co-obligor or guarantor of Indebtedness Incurred by the Company, including the Notes and the Old Notes, that is permitted to be Incurred by the Company under Section 4.06 and activities incidental thereto. For so long as the Company or any successor or obligor under the Notes is a limited liability company, partnership or trust there shall be a co-issuer of the Notes that is a Wholly Owned Subsidiary of the Company and that is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia.

Section 4.20.	Certain Matters in Connection with Licenses.

The Company shall maintain direct ownership of all of the Capital Stock of the FCC License Subsidiary. All FCC Licenses in existence on the Issue Date or acquired after the Issue Date shall be held by the FCC License Subsidiary except as required by law or administrative action; provided that MSV International LLC is permitted to own the FCC License with respect to the operation of a satellite in Latin America that it owns as of the Original Issue Date. The Company shall not transfer or dispose of any Capital Stock it directly or indirectly owns in Mobile Satellite Ventures (Canada) Inc. All Industry Canada Licenses in existence on the Issue Date or acquired after the Issue Date shall be held by Mobile Satellite Ventures Corp. or Mobile Satellite Ventures (Canada) Inc., as the case may be, except as required by law or administrative action.

Section 4.21.	Limitation on Line of Business.

The Company shall not, and shall not permit any Restricted Subsidiary to, and each Restricted Entity shall not, engage in any business other than a Related Business.

Section 4.22.	Calculation of Original Issue Discount.

The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may be required to be provided to the Trustee or to the holders of the Notes pursuant to the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01.	Limitation on Consolidation, Merger and Sale of Property.

(a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

(2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction, the Successor Company would have a Consolidated Leverage Ratio equal to or better than immediately prior to the transaction; and

(4) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Entity consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person) or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or Canadian Joint Ventures, which properties and assets, if held by the Company instead of such Subsidiaries or Canadian Joint Ventures, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

(b) No Guarantor shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1) the Person formed by, resulting from or surviving any such consolidation or merger (if other than such Guarantor):

(a) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee and this Indenture; and

(b) delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

(2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of such Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing. The provisions of this Section 5.01(b) shall not apply to the merger of any Guarantors with or into each other or with or into the Company, provided, however, that such transaction shall otherwise comply with this Indenture.

Upon any consolidation or merger, or any transfer of all or substantially all of the assets of any Guarantor in accordance with Section 5.01(b), the successor Person formed by such consolidation or into which the such Guarantor is merged or to which such transfer (other than by way of lease) is made shall succeed to, and be substituted for, and may exercise every right of, such Guarantor under this Indenture with the same effect as if such successor Person had been named as such Guarantor herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

Section 5.02.	Substitution of Company.

After the occurrence of a Qualified Parent Rollup Transaction, the Company may substitute the Parent in respect of all of the Company’s obligations under the Notes and this Indenture on an unsecured and unsubordinated basis if:

(1) the Parent shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

(2) immediately after giving pro forma effect to such substitution (and assuming the covenants of this Indenture would apply to the Parent on the same basis that they apply to the Company immediately prior to such substitution and treating all Indebtedness of the Parent and its Subsidiaries as Incurred at the time of substitution), no Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such substitution, the Parent would have a Consolidated Leverage Ratio equal to or better than that of the Company immediately prior to such substitution;

(4) the Parent shall comply with Section 4.12; and

(5) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such substitution and such supplemental indenture comply with this Indenture and stating that this Indenture and the Notes are the legal valid and binding obligation of the Parent and enforceable against the Parent in accordance with their terms.

In the event the Parent is substituted for the Company pursuant to the terms hereof, the Parent will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, and will be subject to all of the obligations and covenants of, the Company and the General Partner under this Indenture, all obligations of the Guarantors under this Indenture and the Guarantees shall remain unchanged and the Company shall be deemed a Restricted Subsidiary of the Parent and shall immediately become a Guarantor hereunder.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01.	Events of Default.

Each of the following is an Event of Default (each, an “Event of Default”):

(1) a default in the payment of any interest on any Note when the same becomes due and the default continues for a period of 30 days;

(2) a default in the payment of any principal of, or premium, if any, on the Notes when the same becomes due at its Stated Maturity, upon any optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3) the Issuers or any Guarantor defaults in the observation or performance of its obligations under the provisions of Article 5 above;

(4) the Issuers or any Guarantor defaults in the observance or performance of any other covenant or agreement in the Notes or this Indenture (other than a default that is the subject of the foregoing clauses (1), (2) or (3)) for 60 days after the Company receives written notice thereof specifying the default from the Trustee, or the Company and the Trustee receive written notice thereof specifying the default from the holders of not less than 25% of the aggregate principal amount of the Notes then outstanding;

(5) Indebtedness of the Issuers or any Restricted Entity is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million;

(6) any final, nonappealable judgment or decree for the payment of money which, when taken together with all other final, nonappealable judgments or decrees for the payment of money, causes the aggregate amount of such judgments or decrees entered against the Issuers or any Restricted Entity to exceed $10 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability), remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed;

(7) either Issuer or any Significant Subsidiary or any Canadian Joint Venture that would constitute a Significant Subsidiary if such entity was a Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against either Issuer or any Significant Subsidiary or any Canadian Joint Venture that would constitute a Significant Subsidiary if such entity was a Subsidiary of the Company in an involuntary case or comparable involuntary bankruptcy proceeding,

(B) appoints a Custodian of either Issuer or any Significant Subsidiary or any Canadian Joint Venture that would constitute a Significant Subsidiary if such entity was a Subsidiary of the Company or for all or substantially all of the property of either Issuer or any Significant Subsidiary or any Canadian Joint Venture that would constitute a Significant Subsidiary if such entity was a Subsidiary of the Company, or

(C) orders the liquidation of either Issuer or any Significant Subsidiary or any Canadian Joint Venture that would constitute a Significant Subsidiary if such entity was a Subsidiary of the Company,

and the order or decree remains unstayed and in effect for 60 days; or

(9) any Guarantee of a Guarantor that is a Significant Subsidiary or Canadian Joint Venture that would constitute a Significant Subsidiary if such entity was a Subsidiary of the Company ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of such Guarantee) or any Guarantor denies or disaffirms its obligations under its Guarantee.

The term “Bankruptcy Law” means Title 11, U.S. Code, the Bankruptcy and Insolvency Act (Canada), Companies Creditors’ Arrangements Act (Canada) and the Winding-Up and Restructuring Act (Canada) or any similar Federal, state or non-U.S. law or statute for the supervision, administration or relief of debtors, including, without limitation, bankruptcy or insolvency laws. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02.	Acceleration.

If an Event of Default occurs and is continuing, the Trustee, by notice to the Issuers, or the holders of not less than 25% in aggregate principal amount of the Notes, by written notice to the Issuers and the Trustee, may declare to be immediately due and payable the outstanding principal amount of all the Notes then outstanding, plus premium, if any, and accrued but unpaid interest to the date of acceleration, in which event such amounts shall become immediately due and payable. In case an Event of Default specified in Section 6.01(7) or (8) with respect to either Issuer occurs, such then outstanding principal amount, premium, if any, and interest with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes. After any such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes by notice to the Trustee may rescind and cancel such acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of accelerated then outstanding principal amount, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue then outstanding principal amount, premium, if any, or interest, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee its expenses, disbursements and advances, (iv) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (v) in the event of the cure or waiver of a Default or Event of Default described in Section 6.01(7) or (8), the Trustee has received an Officer’s Certificate and an Opinion of Counsel that such Default or Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03.	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of then outstanding principal amount or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04.	Waiver of Past Defaults and Events of Default.

Subject to Sections 6.02, 6.07 and 8.02 hereof, the holders of a majority in aggregate principal amount of the Notes then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.	Control by Majority.

The holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06.	Limitation on Suits.

Subject to Section 6.07 below, a holder may not institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or pursue any remedy with respect to this Indenture or the Notes unless:

(1) such holder has previously given to the Trustee written notice of a continuing Event of Default;

(2) the registered holders of at least 25% in aggregate principal amount of the Notes then outstanding, have made written request and offered indemnity to the Trustee reasonably satisfactory to the Trustee to institute such proceeding as trustee; and

(3) the Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

A holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

Section 6.07.	Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any holder of a Note to receive payment of principal of or premium, if any, and interest on the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the holder.

Section 6.08.	Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in Section 6.01(l) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or the Guarantors (or any other obligor on the Notes) for the whole amount of unpaid principal, premium and accrued interest remaining unpaid, together with interest on overdue principal, premium and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09.	Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the holders allowed in any judicial proceedings relative to the Issuers or the Guarantors (or any other obligor upon the Notes), its creditors or its property and the Trustee shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and each custodian in any such judicial proceeding is hereby authorized by each holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

Section 6.10.	Priorities.

Any money collected by the Trustee pursuant to this Article 6, or, after an Event of Default, any money or other property distributable in respect of the Issuers’ or Guarantors’ obligations under this Indenture, shall be paid in the following order:

(1) FIRST: to the Trustee for all amounts due under Section 7.07 hereof;

(2) SECOND: to Noteholders for due and unpaid amounts of principal, premium, if any, and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes held by each holder;

(3) THIRD: to the Company or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to holders pursuant to this Section 6.10.

Section 6.11.	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 hereof or a suit by holders of more than 10% in aggregate principal amount of the Notes then outstanding.

ARTICLE 7

TRUSTEE

Section 7.01.	Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise under the same circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform those duties and only those duties that are specifically set forth in this Indenture and no others shall be inferred or implied, nor shall any implied covenants or obligations be read into this Indenture against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to it and conforming to the applicable requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, or the statements or opinions stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraphs (b) and (d) of this Section 7.01.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that such Person was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02 or 6.05 hereof.

(d) Notwithstanding anything to the contrary contained herein, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability, expense or fee.

(f) The Trustee shall not be liable for interest on, or for the investment of, any money or other property received by it except as the Trustee may agree in writing with the Company, Finance Co. or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation; and no permissive or discretionary power or authority available to the Trustee shall be construed to be a duty.

(h) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02.	Rights of Trustee.

Subject to Section 7.01 hereof:

(1) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or any other document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2) Any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by a Company Request or an Officer’s Certificate and any resolution of the Board of Directors of the applicable Issuer or any committee thereof (or committee of officers or other representatives of the Issuers, to the extent any such committee or committees have been so authorized by the Board of Directors) may be sufficiently evidenced by a certified copy thereof.

(3) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.04 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(4) The Trustee may act through agents and counsel and shall not be responsible for the misconduct or negligence of any agent or counsel appointed by it with due care.

(5) The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith which it reasonably believes to be authorized or within its discretion, rights or powers.

(6) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by the Trustee hereunder in good faith and in reliance thereon.

(7) The Trustee shall be under no obligation to exercise any of the rights or powers vested in the Trustee by this Indenture at the request or direction of any of the holders of Notes pursuant to this Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction.

(8) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, appraisal, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(9) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has received at the Corporate Trust Office of the Trustee from an Issuer, any Guarantor or any Noteholder written notice of such Default or Event of Default, and such notice references the Notes and this Indenture.

(10) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, the Trustee’s right to be indemnified, are extended to, and shall be enforceable by, the Trustee in such capacity hereunder, and each agent (including each Agent), custodian and other Person employed to act hereunder.

(11) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(12) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.03.	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with any Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04.	Trustee’s Disclaimer.

The Trustee does not make any representation as to the validity or adequacy of this Indenture or the Notes, and the Trustee shall not be accountable for the Issuers’ use of the proceeds from the sale of Notes or any money paid to the Issuers pursuant to the terms of this Indenture or be responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05.	Notice of Defaults.

If a Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each holder notice of the Default within 60 days after the Trustee first has knowledge of such Default. Except in the case of a Default in payment of principal of, or premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the executive committee or any trust committee of the board of directors of the Trustee and/or its Responsible Officers in good faith determine(s) that withholding the notice is in the interests of the holders.

Section 7.06.	Reports by Trustee to Holders.

If required by TIA § 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each holder a brief report dated as of such May 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313 (c) and TIA § 313(d).

Reports pursuant to this Section 7.06 shall be transmitted by mail:

(a) to all registered holders of Notes, as the names and addresses of such holders appear on the Registrar’s books; and

(b) to such holder of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

A copy of each report at the time of its mailing to holders shall be filed with the SEC to the extent the SEC will accept such filing.

Section 7.07.	Compensation and Indemnity.

The Company and the Guarantors shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and the Guarantors shall also reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by the Trustee in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company and the Guarantors, jointly and severally, shall indemnify the Trustee and any predecessor Trustee and their respective officers, employees, directors and agents (each an “Indemnified Party”) for, and hold them harmless against, any and all loss, damage, claim, liability or reasonable expense, including taxes (other than taxes based on the income of the Trustee) incurred, arising out of or in connection with this Indenture, including in connection with the acceptance or administration of the trusts and the performance of their duties under this Indenture, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with enforcement of this provision or the exercise or performance of any of their powers or duties hereunder or thereunder (including, without limitation, settlement costs). The Trustee shall notify the Company and the Guarantors in writing promptly of any claim asserted against the Trustee of which a Responsible Officer has received a written notice for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent the Company is prejudiced thereby.

Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its own negligence or willful misconduct.

As security for the performance of the obligations of the Company and the Guarantors under this Section 7.07, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds paid by the Issuer or any Guarantor and held in trust to pay principal of and interest on particular Notes for the benefit of the holders of particular Notes under this Indenture. The Trustee shall be entitled to file a proof of claim in any bankruptcy proceeding as a secured creditor for any indemnification costs and for its reasonable compensation, fees and expenses under this Section 7.07.

In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(7) or Section 6.01(8), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law or comparable expenses in the case of an Event of Default specified in Section 6.01(8).

The Company’s obligations under this Section 7.07 and the lien referred to in this Section 7.07 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and/or the termination of this Indenture for any reason.

“Trustee” for purposes of this Section 7.07 shall include any co-trustee, separate trustee, and any predecessor Trustee and the Trustee in each of its capacities hereunder and to each agent, custodian and other Person employed to act hereunder; provided, however, that the negligence, bad faith or willful misconduct of any Trustee, co-trustee, separate trustee, or any such agent, custodian or other Person hereunder shall not affect the rights of any other Trustee or any such other agent, custodian or other Person hereunder.

Section 7.08.	Replacement of Trustee.

The Trustee may resign by so notifying the Company and the Guarantors in writing. The holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Company’s written consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property;

(4) the Trustee otherwise becomes incapable of acting; or

(5) a successor corporation becomes successor Trustee pursuant to Section 7.09 below.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 30 days after such retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10 hereof, any holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights, including its lien, under Section 7.07 hereof and payment of its charges hereunder, transfer all property held by it as Trustee to its successor, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the lien and the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.	Successor Trustee by Consolidation, Merger or Conversion.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another Person, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.	Eligibility; Disqualification.

This Indenture shall always have a Trustee that satisfies the requirements of TIA § 310(a)(1) and (2) in every respect. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b), including the provision in § 310(b)(1).

If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall eliminate such interest within 90 days, apply to the SEC for permission to continue as trustee or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture or under any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers or any Guarantor are outstanding. Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

Section 7.11.	Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311 (b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12.	Paying Agents.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(A) that it will hold all sums held by it as agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of holders of the Notes or the Trustee;

(B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

ARTICLE 8

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.	Without Consent of Holders.

The Company, Finance Co. and the Guarantors, when authorized by a Board Resolution of each of them and delivered to the Trustee, and the Trustee may amend or supplement this Indenture or the Notes or take any of the actions below without notice to or consent of any holder:

(1) to cure any ambiguity, manifest error, omission, defect, mistake or inconsistency or, in the case of any provision or covenant herein (or any portion thereof) that is identical to the Old Indenture, to conform this Indenture to the “Description of Notes” section in the Offering Memorandum, dated March 26, 2006, of the Issuers relating to the offering of the Old Notes;

(2) to provide for the assumption by a successor corporation of the obligations of the Issuers or any Guarantor under this Indenture;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4) to add Guarantees with respect to the Notes, including any subsidiary guarantees;

(5) to add to the covenants of the Company or any of the Restricted Entities for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or any of the Restricted Entities;

(6) to make any change that does not materially adversely affect the rights, taken as a whole, of any holder of the Notes;

(7) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act and to provide for a successor Trustee;

(8) to make any amendment to the provisions of this Indenture relating to the transfer, exchange and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer Notes;

(9) to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Notes when such release, termination or discharge is provided for under this Indenture and to release a Guarantor from its obligations under its Guarantee or this Indenture in accordance with the applicable provisions of this Indenture; or

(10) to make any amendments to the provisions of this Indenture relating to the issuance of the Notes in the form of Definitive Notes and/or in the form of Global Notes or such other amendments as may be necessary to register the Notes in the name of the Depository or its successor or nominee.

The consent of the holders of the Notes is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

The Trustee is hereby authorized to join with the Issuers and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.02.	With Consent of Holders.

Subject to Section 6.04, the Company, Finance Co., the Trustee and the Guarantors, with the consent of the registered holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), may amend this Indenture and may waive any past default or compliance with any provisions. Without the consent of each holder, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04 may not:

(1) reduce the amount of Notes whose holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce the principal of or change the Stated Maturity of any Note;

(4) reduce the amount payable upon the redemption of any Note or make earlier the time at which any Note may be redeemed under Article 3 hereto or paragraph 5 of the Notes;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(7) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(8) make any change in the ranking or priority of any Note that would adversely affect the Noteholders; or

(9) release any Guarantor from its Guarantee that is not otherwise permitted by this Indenture.

After an amendment, supplement or waiver under this Section 8.02 or Section 8.01 becomes effective, the Company shall mail to the holders notice briefly describing the amendment, supplement or waiver; provided, however, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment, supplement or waiver.

Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the holders as aforesaid and upon receipt by the Trustee of the documents described above or in Section 8.05 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the holders on such record date, or their duly designated proxies, and only such Persons shall be entitled to consent to such supplemental indenture, whether or not such holders remain holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any holder be canceled and of no further effect.

It shall not be necessary for the consent of the holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03.	Revocation and Effect of Consents.

Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a holder of a Note is a continuing consent conclusive and binding upon such holder and every subsequent holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such holder or subsequent holder, however, may revoke the consent as to its Note or portion of a Note, if the Trustee receives the notice of revocation, before the date the amendment, supplement, waiver or other action becomes effective.

Subject to the approval requirements of Section 8.02, after an amendment, supplement, waiver or other action becomes effective, it shall bind every holder. In the case of any amendment, supplement or waiver specified in clauses (1) through (9) of the first paragraph of Section 8.02, the amendment, supplement, waiver or other action shall bind each holder of a Note who has consented to it and every subsequent holder of a Note or portion of a Note that evidences the same debt as the consenting holder’s Note.

Section 8.04.	Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the holder of the Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the holder. Alternatively, if the Company or the Trustee so determines, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new security that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.05.	Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be provided with and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture. Neither Issuer nor any Guarantor may sign an amendment or supplement until the Board of Directors of the General Partner of the Company, the Board of Directors of Finance Co. or the Board of Directors or Board of Managers of such Guarantor, as appropriate, approves it.

ARTICLE 9

DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.	Discharge of Indenture.

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either

(i) all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and any such Notes for the payment of which money has been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from this trust) have been delivered to the Trustee for cancellation, or

(ii) the following conditions are met:

(a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to paragraph 5 of the Notes and, in any case, the Issuers have irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the holders of outstanding Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Debt (including all principal and accrued interest) on any Notes not theretofore delivered to the Trustee for cancellation,

(b) the Issuers have paid all sums payable with respect to the Notes,

(c) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes or on the date of redemption, as the case may be, and

(d) the Company has delivered an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that the conditions to satisfaction and discharge of this Indenture set forth above have been complied with.

After such delivery the Trustee upon request shall acknowledge in writing the discharge of the Issuers’ and the Guarantors’ obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers in Sections 7.07, 9.05 and 9.06 hereof shall survive such satisfaction and discharge.

Section 9.02.	Legal Defeasance.

The Issuers may at their option, by Board Resolution delivered to the Trustee, be discharged from their obligations with respect to the Notes and the Guarantors discharged from their obligations under the Guarantees on the date the conditions set forth in Section 9.04 below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuers, shall, subject to Section 9.06 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Issuers’ obligations with respect to the Notes under Sections 2.1 through 2.10 hereof, Section 2.13 hereof and Section 4.17 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (D) this Article 9. If the Issuers exercises their Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto and each Guarantor will be released from all of its obligations under its Guarantee. Subject to compliance with this Article 9, the Issuers may exercise their option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03.	Covenant Defeasance.

At the option of the Company, pursuant to a Board Resolution delivered to the Trustee, the Issuers and the Guarantors shall be released from (A) their respective obligations under Sections 4.02, 4.04 through 4.14, inclusive, 4.16 and 4.18 through 4.21, inclusive, (B) the operation of Sections 6.01(5), (6), (7) and (8) (only as such clauses (7) and (8) apply to Significant Subsidiaries) and (9), and (C) the Company’s obligations under Section 5.01(a)(3) with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby. If the Company exercises its Covenant Defeasance option, each Guarantor will be released from all its obligations under its Guarantee.

Section 9.04.	Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 9.02 or Section 9.03 hereof to the outstanding Notes:

(1) the Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount sufficient, in the opinion of a firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes, without reinvestment on the deposited U.S. Government Obligations and without reinvestment of any deposited money;

(2) no Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or after giving effect to such deposit, or shall have occurred and be continuing at any time during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Issuers in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(3) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under any other agreement or instrument to which the Issuers is a party or by which it is bound;

(4) in the case of an election under Section 9.02 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the holders of the outstanding Notes or persons in their positions will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if such Legal Defeasance had not occurred;

(5) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(6) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 9.02 above or the Covenant Defeasance under Section 9.03 hereof (as the case may be) have been complied with; and

(7) the Company shall have paid or duly provided for payment under terms mutually satisfactory to the Company and the Trustee all amounts then due to the Trustee pursuant to Section 7.07 hereof.

Section 9.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the outstanding Notes.

Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06.	Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and each Guarantor’s obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01 hereof; provided, however, that if the Issuers or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuers or the Guarantors, as the case may be, shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.07.	Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.01 hereof, to the Issuers (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.08.	Moneys Held by Trustee.

Any moneys deposited with the Trustee or any Paying Agent or then held by the Issuers or the Guarantors in trust for the payment of the principal of or premium, if any, or interest on any Note that are not applied but remain unclaimed by the holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, Finance Co. or the Guarantors) upon Company Request, or if such moneys are then held by the Issuers or the Guarantors in trust, such moneys shall be released from such trust; and the holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuers and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, either mail to each holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section [2.03] hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company, Finance Co. or the Guarantors or the release of any money held in trust by the Company, Finance Co. or any Guarantors, as the case may be, holders entitled to the money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE 10

GUARANTEE OF SECURITIES

Section 10.01.	Guarantee.

Subject to the provisions of this Article 10, each Guarantor hereby jointly and severally unconditionally guarantees to each holder and to the Trustee, on behalf of the holders, (i) the due and punctual payment of the principal, and, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, and premium, if any, and interest on the Notes, including PIK Interest, to the extent lawful, and the due and punctual performance of all other Obligations of the Issuers to the holders or the Trustee all in accordance with the terms of this Indenture, and (ii) in the case of any extension of time of payment or renewal of the Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Issuers with respect thereto by the holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any, and interest thereon and as provided in Section 9.01 hereof. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6 hereof, the Trustee shall promptly make a demand for payment on all Obligations under the Guarantee provided for in this Article 10 and not discharged.

The Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

Section 10.02.	Execution and Delivery of Guarantees.

To evidence the Guarantee set forth in this Article 10, each Guarantor hereby agrees that a notation of such Guarantee may be placed on each Note authenticated and made available for delivery by the Trustee and that this Guarantee shall be executed on behalf of each Guarantor by the manual or facsimile signature of an Officer of each Guarantor.

Each Guarantor hereby agrees that the Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.03.	Limitation of Guarantee.

The obligations of each Guarantor pursuant to Section 10.01 are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee hereunder or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state or provincial law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor and the Company in a pro rata amount based on the proportion that the net worth of the Company or the relevant Guarantor represents relative to the aggregate net worth of the Company and all of the Guarantors combined.

Section 10.04.	Additional Guarantors.

Each of the Issuers covenants and agrees that it will cause any Person which becomes obligated to guarantee the Notes, pursuant to the terms of Section 4.12 hereof, to execute a supplemental indenture pursuant to which such Guarantor shall guarantee the obligations of the Company under this Indenture with respect to the Notes in accordance with this Article 10 with the same effect and to the same extent as if such Person had been named herein as a Guarantor.

Section 10.05.	Release of Guarantor.

A Guarantor shall be released from all of its obligations under its Guarantee hereunder upon:

(i) the sale, disposition or other transfer (including through merger, amalgamation or consolidation) of the Capital Stock (including any sale, disposition or other transfer following which an applicable Guarantor is no longer a Restricted Entity), or all or substantially all the assets, of the applicable Guarantor if such sale, disposition or other transfer is made in compliance with this Indenture;

(ii) the Issuers designating a Guarantor to be an Unrestricted Entity in accordance with Section 4.08 and the definition of “Unrestricted Entity”; or

(iii) the Issuers’ exercise of their legal defeasance option or covenant defeasance option set forth in Section 9.02 and Section 9.03, or if the Issuers’ obligations under the Indenture are discharged in accordance with the terms of the Indenture;

and in each such case, the Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with.

Notwithstanding the foregoing, upon designation of a Restricted Subsidiary as an Unrestricted Entity, such Restricted Subsidiary shall, by execution and delivery of a supplemental indenture, be released from any Guarantee previously made by such Restricted Subsidiary.

Section 10.06.	Waiver of Subrogation.

Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuers that arise from the existence, payment, performance or enforcement of the Issuers’ obligations under the Notes or this Indenture and such Guarantor’s obligations under its Guarantee hereunder and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the holders against the Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Noteholders under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Noteholders and shall forthwith be paid to the Trustee for the benefit of itself or such Noteholders to be credited and applied to the obligations in favor of the Trustee or the Noteholders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.06 is knowingly made in contemplation of such benefits.

Section 10.07.	Taxes.

All payments by the Canadian Guarantors under their Guarantees hereunder will be made free and clear of and without deduction or withholding for any and all Taxes, unless such Taxes are required by applicable law to be deducted or withheld. If the Canadian Guarantors are required by applicable law to deduct or withhold any such Taxes from or in respect of any amount payable under its Guarantee (i) the amount payable shall be increased (and for greater certainty, in the case of interest, the amount of interest shall be increased) as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to any additional amounts paid under this Section 10.07), the Noteholder receives an amount equal to the amount they would have received if no such deduction or withholding had been made, (ii) the Canadian Guarantors will make such deductions or withholdings, and (iii) the Canadian Guarantors will immediately pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

ARTICLE 11

MISCELLANEOUS

Section 11.01.	Notices.

Any notice or other communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

If to the Issuers or any Guarantor:

Mobile Satellite Ventures LP
10802 Parkridge Boulevard
Reston, VA 20191-5416
Attention: Chief Financial Officer and General Counsel
Facsimile: (703) 390-2770

If to the Trustee:

The Bank of New York
101 Barclay Street, 8W
New York, NY 10286
Attention: Corporate Trust Division — Corporate Finance Unit
Facsimile: (212) 815-5707

Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

The Issuers, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders. If a notice or communication to a holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Anything herein to the contrary notwithstanding, no notice or communication given to the Trustee shall be effective unless and until it is actually received by the Trustee at its Corporate Trust Office.

Section 11.02.	Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other holders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.03.	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers or any Guarantor to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officer’s Certificate (which shall include the statements set forth in Section 11.04 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) except in the case of the issuance of the Notes on the Issue Date or the Payment-in-Kind Notes on any Interest Payment Date, an Opinion of Counsel (which shall include the statements set forth in Section 11.04 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.04.	Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 11.05.	When Treasury Notes Disregarded.

In determining whether the holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, any Guarantor or any other obligor on the Notes or by any Affiliate of any of them shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not an Issuer, a Guarantor or any other obligor upon the Notes or any Affiliate of any of them.

Section 11.06.	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of holders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 11.07.	Legal Holidays.

If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.08.	Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO, AND THE HOLDERS BY THEIR ACCEPTANCE OF THE NOTES, AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 11.09.	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 11.10.	No Recourse Against Others.

No director, officer, employee, incorporator, shareholder, parent company, partner or controlling entities of the Company, Finance Co., the Guarantors, the General Partner or Parent after a Parent Rollup Transaction or any of their respective Subsidiaries (including, without limitation, TMI and its successors and assigns) will have any liability for any obligations of the Issuers or any of their Subsidiaries under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Section 11.11.	Successors.

All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind their successors.

Section 11.12.	Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 11.13.	Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.14.	Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.15.	Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS, EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 11.16.	Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.17.	Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.

(a) U.S. Dollars are the sole currency of account and payment for all sums payable by the Company and the Guarantors under or in connection with the Notes, the Guarantees of the Notes or this Indenture to the extent it relates to the Notes, including damages related thereto. Any amount received or recovered in a currency other than U.S. Dollars by a holder of Notes (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuers or otherwise) in respect of any sum expressed to be due to it from the Issuers shall only constitute a discharge to the Issuers to the extent of the U.S. Dollar amount, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under the Notes, the Issuers and the Guarantors shall indemnify it against any loss sustained by it as a result as set forth in Section 11.17(b). In any event, the Company and the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 11.17, it will be sufficient for the holder of a Note to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 11.17 constitute separate and independent obligations from other obligations of the Issuers and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any holder of the Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes.

(b) The Issuers and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, the Guarantees and this Indenture:

(1) (A) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(B) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuers and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when con-verted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(2) In the event of the winding-up of the Issuers or any Guarantor at any time while any amount or damages owing under the Notes, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuers and the Guarantors shall indemnify and hold the Noteholders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the Applicable Currency Equivalent of the amount due or contingently due under the Notes, the Guarantees and this Indenture (other than under this subsection (b)(2)) is calculated for the purposes of such winding-up and (ii) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection (b)(2), the final date for the filing of proofs of claim in the winding-up of the Issuers or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuers or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c) The obligations contained in subsections (a), (b)(1)(B) and (b)(2) of this Section 11.17 shall constitute separate and independent obligations from the other obligations of the Issuers and the Guarantors under this Indenture, shall give rise to separate and independent causes of action against the Issuers and the Guarantors, shall apply irrespective of any waiver or extension granted by any Noteholder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuers or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(2) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuers or any Guarantor or the liquidator or otherwise or any of them. In the case of subsection (b)(2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d) The term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(1) and (b)(2) above and includes any premiums and costs of exchange payable.

Section 11.18.	Agent for Service.

By the execution and delivery of this Indenture, each Canadian Guarantor (i) acknowledges that it has irrevocably designated and appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011 (and any successor entity) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture, the Notes and the Guarantees that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan or brought under Federal or state securities laws, and acknowledges that CT Corporation System has accepted such designation, (ii) irrevocably submits to the jurisdiction of any such court in any such suit or proceeding and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Canadian Guarantors in accordance with this Section 11.18 shall be deemed in every respect effective service of process upon the Canadian Guarantors, if any, in any such suit or proceeding. Each Canadian Guarantor further agrees to take any and all such action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect or any of the Notes shall be outstanding; provided, however, that any Canadian Guarantor may, by written notice to the Trustee, designate such additional or alternative agent for service of process under this Section 11.18 that (i) maintains an office located in the Borough of Manhattan, The City of New York, the State of New York, (ii) is a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 11.18. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, the State of New York.

Section 11.19.	Interest Act (Canada).

The Canadian Guarantors acknowledge that certain of the rates of interest applicable to their obligations may be computed on the basis of a year of 360 days or 365 days, as the case may be, and be paid for the actual number of days elapsed. For purposes of the Interest Act (Canada), whenever any interest is calculated using a rate based on a year of 360 days or 365 days, as the case may be, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (i) the applicable rate based on a year of 360 days or 365 days, as the case may be, (ii) multiplied by the actual number of days in the calendar year in respect of which such interest is payable, and (iii) divided by 360 or 365, as the case may be.

Section 11.20.	Joint and Several Obligations.

All of the obligations of the Issuers under the Notes shall be joint and several obligations of the Issuers.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date and year first written above.

MOBILE SATELLITE VENTURES LP
(a Delaware limited partnership) by its general partner, Mobile Satellite Ventures GP, Inc.

By:	/s/ Scott Macleod
Name: Scott Macleod Title: Executive Vice President and Chief Financial Officer

MSV FINANCE CO.
(a Delaware corporation)

By:	/s/ Scott Macleod
Name: Scott Macleod Title: Executive Vice President and Chief Financial Officer

ATC TECHNOLOGIES, LLC
(a Delaware limited liability company)

By:	/s/ Randy Segal
Name: Randy Segal Title: Senior Vice President and General Counsel

MOBILE SATELLITE VENTURES SUBSIDIARY LLC
(a Delaware limited liability company)

By:	/s/Randy Segal
Name: Randy Segal Title: Senior Vice President and General Counsel

MSV INTERNATIONAL, LLC
(a Delaware limited liability company)

By:	/s/ Randy Segal
Name: Randy Segal Title: Senior Vice President and General Counsel

MOBILE SATELLITE VENTURES INC. OF VIRGINIA
(a Virginia corporation)

By:	/s/ Randy Segal
Name: Randy Segal Title: Senior Vice President and General Counsel

MOBILE SATELLITE VENTURES HOLDINGS (CANADA) INC. (an Ontario corporation)

By:	/s/ Elizabeth Creary
Name: Elizabeth Creary Title: Vice President, Corporate Counsel and Secretary

MOBILE SATELLITE VENTURES (CANADA) INC.
(an Ontario corporation)

By:	/s/ Elizabeth Creary
Name: Elizabeth Creary Title: Vice President, Corporate Counsel and Secretary

THE BANK OF NEW YORK, as Trustee

By:	/s/ Remo J. Reale
Name: Remo J. Reale Title: Vice President

EXHIBIT A-1

FORM OF FACE OF CERTIFICATED NOTE

MOBILE SATELLITE VENTURES LP

MSV FINANCE CO.

16.5% SENIOR NOTES DUE 2013

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED AT ANY TIME BEGINNING JANUARY 17, 2008 BY WRITING TO: MOBILE SATELLITE VENTURES LP OR MSV FINANCE CO., C/O MOBILE SATELLITE VENTURES LP, 10802 PARKRIDGE BOULEVARD, RESTON, VIRGINIA 20191, ATTENTION: CHIEF FINANCIAL OFFICER.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT), AND ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER

(1) REPRESENTS THAT:

(A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); OR

(B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (a)(1), (2), (3), OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN INSTITUTIONAL ACCREDITED INVESTOR); OR

(C) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; AND

(2) AGREES THAT IT WILL NOT WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT:

(A) TO MOBILE SATELLITE VENTURES LP, MSV FINANCE CO. OR ANY SUBSIDIARY THEREOF;

(B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT;

(D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT;

A-1-1

(E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE);

(F) PURSUANT TO ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO THE REGISTRATION OF TRANSFER OF ANY NOTES OTHERWISE THAN AS DESCRIBED HEREIN, THE COMPANY OR THE TRUSTEE MAY, IN CIRCUMSTANCES THAT ANY OF THEM DEEMS APPROPRIATE, REQUIRE EVIDENCE AS TO COMPLIANCE WITH ANY SUCH EXEMPTION); AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

A-1-2

No.

US$ [●]

MOBILE SATELLITE VENTURES LP

MSV FINANCE CO.

16.5% SENIOR NOTES DUE 2013

Certificated Note

Mobile Satellite Ventures LP, a Delaware limited partnership, and MSV Finance Co., a Delaware Corporation (the "Issuers"), for value received, hereby promise to pay to [●] upon surrender hereof the principal sum of [●] UNITED STATES DOLLARS (U.S. $ [●]) on May 1, 2013, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof.

Interest Rate: 16.5% per annum.

Interest Payment Dates: June 15 and December 15 of each year, commencing June 15, 2008.

Interest Record Dates: June 1 and December 1.

PIK Period: Interest on the Notes may be paid in cash or, at the election of the Issuers, will be payable semi-annually in the form of Payment-in-Kind Notes in an amount reflecting the applicable PIK Interest. On and after June 15, 2012, all payments of interest must be in cash for the remainder of the term of the Notes.

Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or obligatory until it shall have been duly signed by the Trustee acting under the Indenture.

A-1-3

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their duly authorized officers.

MOBILE SATELLITE VENTURES LP by its general partner, Mobile Satellite Ventures GP, Inc.

By:    ____________________________________
Name:
Title:

By:    ____________________________________
Name:
Title:

MSV FINANCE CO.

By:    ____________________________________
Name:
Title:

By:    ____________________________________
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

Dated: [ ], [ ]

THE BANK OF NEW YORK,
as Trustee

By: __________________________________
Authorized Signatory

A-1-4

EXHIBIT A-2

FORM OF FACE OF RESTRICTED GLOBAL NOTE

MOBILE SATELLITE VENTURES LP

MSV FINANCE CO.

16.5% SENIOR NOTES DUE 2013

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED AT ANY TIME BEGINNING JANUARY 17, 2008 BY WRITING TO: MOBILE SATELLITE VENTURES LP OR MSV FINANCE CO., C/O MOBILE SATELLITE VENTURES LP, 10802 PARKRIDGE BOULEVARD, RESTON, VIRGINIA 20191, ATTENTION: CHIEF FINANCIAL OFFICER.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER

(1) REPRESENTS THAT:

(A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); OR

(B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (a)(1), (2), (3), OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”); OR

(C) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; AND

(2) AGREES THAT IT WILL NOT WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT:

(A) TO MOBILE SATELLITE VENTURES LP, MSV FINANCE CO. OR ANY SUBSIDIARY THEREOF;

(B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT;

(D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT;

A-2-1

(E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE);

(F) PURSUANT TO ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO THE REGISTRATION OF TRANSFER OF ANY NOTES OTHERWISE THAN AS DESCRIBED HEREIN, THE COMPANY OR THE TRUSTEE MAY, IN CIRCUMSTANCES THAT ANY OF THEM DEEMS APPROPRIATE, REQUIRE EVIDENCE AS TO COMPLIANCE WITH ANY SUCH EXEMPTION); AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (THE “DEPOSITORY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01(a) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

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No. 1                         CUSIP:
                              Common Code:
                              ISIN Number:

MOBILE SATELLITE VENTURES LP

MSV FINANCE CO.

RESTRICTED GLOBAL NOTE

US$ [●]

MOBILE SATELLITE VENTURES LP

MSV FINANCE CO.

16.5% SENIOR NOTES DUE 2013

Restricted Global Note

Mobile Satellite Ventures LP, a Delaware limited partnership, and MSV Finance Co., a Delaware corporation, (the "Issuers"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, upon surrender hereof the principal sum of UNITED STATES DOLLARS (U.S. $ [●]) on May 1, 2013, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof.

Interest Rate:	16.5% per annum.

Interest Payment Dates:	June 15 and December 15 of each year, commencing June 15, 2008.

Interest Record Dates:	June 1 and December 1.

PIK Period:	Interest on the Notes may be paid in cash or, at the election of the Issuers, will be payable semi-annually in the form of Payment-in-Kind Notes in an amount reflecting the applicable PIK Interest. On and after June 15, 2012, all payments of interest must be in cash for the remainder of the term of the Notes.

Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or obligatory until it shall have been duly signed by the Trustee acting under the Indenture.

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IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their duly authorized officers.

MOBILE SATELLITE VENTURES LP by its general partner, Mobile Satellite Ventures GP, Inc.

By:    ____________________________________
Name:
Title:

By:    ____________________________________
Name:
Title:

MSV FINANCE CO.

By:    ____________________________________
Name:
Title:

By:    ____________________________________
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

Dated: [ ], [ ]

THE BANK OF NEW YORK,
as Trustee

By: __________________________________
Authorized Signatory

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EXHIBIT A-3

FORM OF FACE OF REGULATION S GLOBAL NOTE

MOBILE SATELLITE VENTURES LP

MSV FINANCE CO.

16.5% SENIOR NOTES DUE 2013

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED AT ANY TIME BEGINNING JANUARY 17, 2008 BY WRITING TO: MOBILE SATELLITE VENTURES LP OR MSV FINANCE CO., C/O MOBILE SATELLITE VENTURES LP, 10802 PARKRIDGE BOULEVARD, RESTON, VIRGINIA 20191, ATTENTION: CHIEF FINANCIAL OFFICER.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER

(1) REPRESENTS THAT:

(A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); OR

(B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (a)(1), (2), (3), OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”); OR

(C) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; AND

(2) AGREES THAT IT WILL NOT WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT:

(A) TO MOBILE SATELLITE VENTURES LP, MSV FINANCE CO. OR ANY SUBSIDIARY THEREOF;

(B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT;

(D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT;

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(E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE);

(F) PURSUANT TO ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (PROVIDED THAT AS A CONDITION TO THE REGISTRATION OF TRANSFER OF ANY NOTES OTHERWISE THAN AS DESCRIBED HEREIN, THE COMPANY OR THE TRUSTEE MAY, IN CIRCUMSTANCES THAT ANY OF THEM DEEMS APPROPRIATE, REQUIRE EVIDENCE AS TO COMPLIANCE WITH ANY SUCH EXEMPTION); AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (THE “DEPOSITORY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01(a) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

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No. 2                         CUSIP:
                              Common Code:
                              ISIN Number:

MOBILE SATELLITE VENTURES LP

MSV FINANCE CO.

REGULATION S GLOBAL NOTE

US$ [●]

MOBILE SATELLITE VENTURES LP

MSV FINANCE CO.

16.5% SENIOR NOTES DUE 2013

Regulation S Global Note

Mobile Satellite Ventures LP, a Delaware limited partnership, and MSV Finance Co., a Delaware corporation (the “Issuers”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, upon surrender hereof the principal sum of [●] UNITED STATES DOLLARS (U.S. $ [●]) on May 1, 2013, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof.

Interest Rate:	16.5% per annum.

Interest Payment Dates:	June 15 and December 15 of each year, commencing June 15, 2008.

Interest Record Dates:	June 1 and December 1.

PIK Period:	Interest on the Notes may be paid in cash or, at the election of the Issuers, will be payable semi-annually in the form of Payment-in-Kind Notes in an amount reflecting the applicable PIK Interest. On and after June 15, 2012, all payments of interest must be in cash for the remainder of the term of the Notes.

Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or obligatory until it shall have been duly signed by the Trustee acting under the Indenture.

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IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their duly authorized officers.

MOBILE SATELLITE VENTURES LP by its general partner, Mobile Satellite Ventures GP, Inc.

By:    ____________________________________
Name:
Title:

By:    ____________________________________
Name:
Title:

MSV FINANCE CO.

By:     ____________________________________
Name:
Title:

By:    ____________________________________
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

Dated: [ ], [ ]

THE BANK OF NEW YORK,
as Trustee

By: __________________________________
Authorized Signatory

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EXHIBIT A-4

[Reverse of Note]
16.5% Senior Notes due 2013

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Restricted Notes Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. The Issuers jointly and severally promise to pay interest on this Note at the rate of 16.5% per annum. For any interest period through December 15, 2011, the Issuers may elect to pay interest on the Notes, at their option, (a) entirely in cash (“Cash Interest”), or (b) entirely by issuing new Notes (“Payment-in-Kind Notes”) in an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole dollar) on the applicable interest payment date. Payment of any Cash Interest on the relevant Interest Payment Date shall be made to the holder of this Note on the relevant record date. The Issuers shall elect the form of interest payment with respect to each interest period by giving notice to the Trustee at least five Business Days prior to the beginning of the applicable interest period. In the absence of such an election, interest will be payable in Payment-in-Kind Notes. The first interest payment shall be paid in the form of Payment-in-Kind Notes. On and after June 15, 2012, the Issuers must pay all interest on the Notes entirely in the form of cash.

The Issuers will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid, either as Cash Interest or Payment-in-Kind Notes, or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 15, 2008. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Notes, and shall pay interest on overdue installments of cash interest at the same rate to the extent lawful.

2. Method of Payment. The Issuers shall pay interest on the Notes to the Persons who are registered holders at the close of business on the June 1 and December 1 (whether or not a Business Day) next preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. The holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Issuers will make all payments in respect of a certificated Note (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuers, payment of interest may be made by mailing a check to the registered address of each holder thereof; provided, however, that payments on the Notes may also be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 10 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

A-4-1

3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any holder. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but they may act as Registrar or co-registrar.

4. Indenture; Guarantees; Restrictive Covenants. The Issuers issued the Notes under an Indenture dated as of January 7, 2008 (the “Indenture”), among the Company, Finance Co., the Guarantors and the Trustee. The Notes are treated as a single class of securities under the Indenture. The terms of this Note include those stated in the Indenture to be applicable by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the holder of this Note is referred to the Indenture for a statement of them.

The Indenture imposes certain limitations on, among other things, indebtedness, issuance and sale of capital stock of Restricted Entities, restricted payments, liens, asset sales, transactions with affiliates, and restrictions on distributions from Restricted Entities.

5. Optional Redemption.

Except as set forth below, the Issuers will not be entitled to redeem the Notes prior to April 1, 2011.

On and after April 1, 2011, the Issuers are entitled to redeem all or, from time to time, a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of then outstanding principal amount on the redemption date), plus accrued interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

Period	Redemption Price
2011	108.250%
2012	104.125%
2013 and thereafter	100.000%

Prior to January 15, 2011, the Issuers are entitled on one or more occasions to redeem Notes in an aggregate principal amount not to exceed 35% of the originally issued aggregate principal amount of the Notes at a redemption price (expressed as a percentage of then outstanding principal amount on the redemption date) of 116.5%, plus accrued and unpaid interest, if any, to (but excluding) the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds from one or more Equity Offerings by the Company or, after the occurrence of a Parent Rollup Transaction, the Parent (to the extent the net proceeds thereof are contributed to the equity capital of the Company (other than in the form of Disqualified Stock) or are used to purchase Capital Stock of the Company (other than Disqualified Stock)); provided, however, that

A-4-2

(1) at least 65% of the originally issued aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Issuers or its Affiliates); and

(2) each such redemption occurs within 180 days after the closing of the related Equity Offering.

At any time prior to April 1, 2011, the Issuers may also redeem on one or more occasions all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the then outstanding principal amount of Notes redeemed plus the Applicable Premium (calculated as of a date no more than three Business Days prior to the relevant redemption notice) as of the date of redemption.

On and after any Redemption Date, if money sufficient to pay the redemption price of and accrued interest on Notes called for redemption shall have been made available in accordance with the terms of the Indenture, the Notes called for redemption will cease to accrue interest and the only right of the holders of such Notes will be to receive payment of the redemption price of and, subject to the terms of the Indenture, accrued and unpaid interest on such Notes to the redemption date.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the then outstanding principal amount of the Note; and

(2) the excess of:

(a) the present value at such redemption date of the redemption price of the Note at April 1, 2011, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Note.

6. No Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

7. Offers to Purchase. The Indenture requires that certain proceeds from Asset Dispositions be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Company may also be required to make an offer to purchase Notes pursuant to Section 4.16 of the Indenture.

8. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000, or, in the case of Payment-in-Kind Notes, such other denominations as may be required. A holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

9. Persons Deemed Owners. The registered holder of this Note shall be treated as the owner of it for all purposes.

A-4-3

10. Unclaimed Money. If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, holders entitled to money must look to the Company for payment as general creditors unless an “abandoned property” law designates another person.

11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company, Finance Co., the Guarantors and the Trustee with the consent of the holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the holders of a majority in principal amount of the Notes then outstanding. Without the consent of holders, the Company, Finance Co., the Guarantors and the Trustee may amend the Indenture for certain specified purposes including providing for uncertificated Notes in addition to or in place of certificated Notes, and curing any ambiguity, omission, defect or inconsistency, or making any other change that does not materially adversely affect the rights, taken as a whole, of any holder.

12. Successor Entity. When a successor entity assumes all the obligations of its predecessors under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

13. Defaults and Remedies. Events of Default are set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustee, by notice to the Issuers, or the holders of not less than 25% in aggregate principal amount of the Notes, by written notice to the Issuers and the Trustee, may declare to be immediately due and payable the principal amount of all the Notes then outstanding plus premium, if any, and accrued but unpaid interest to the date of acceleration and such amounts shall become immediately due and payable. In case an Event of Default specified in Section 6.01(7) or (8) with respect to either Issuer occurs, such principal, premium, if any, and interest with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes. After any such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes (by notice to the Trustee) may rescind and cancel such acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue outstanding principal amount, premium, if any, or interest, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee its expenses, disbursements and advances, (iv) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (v) in the event of the cure or waiver of a Default or Event of Default described in Section 6.01(7) or (8), the Trustee has received an Officer’s Certificate and an Opinion of Counsel that such Default or Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

14. Trustee Dealings with the Issuers. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, any Guarantor or their Affiliates, and may otherwise deal with the Issuers, any Guarantor or their Affiliates as if it were not Trustee.

15. No Recourse Against Others. No director, officer, employee, incorporator, shareholder, parent company, partner or controlling entities of the Company, Finance Co., the Guarantors, the General Partner or Parent following a Parent Rollup Transaction or any of their respective Subsidiaries (including, without limitation, TMI Communications & Company, Limited Partnership and its successors and assigns) will have any liability for any obligations of the Issuers or any of their Subsidiaries under this Note or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. The holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

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16. Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance of the entire debt represented by the Notes and for defeasance of certain covenants in the Indenture upon compliance by the Company in each case with certain conditions set forth in the Indenture.

17. Abbreviations. Customary abbreviations may be used in the name of a holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

18. CUSIP Numbers. The Company has caused CUSIP Numbers to be printed on the Notes, if applicable, and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. Governing Law. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

20. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

The Company will furnish to any holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Mobile Satellite Ventures LP
10802 Parkridge Boulevard
Reston, VA 20191-5416
Attention: Chief Financial Officer

A-4-5

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________________________
(Insert assignee’s legal name)

 (Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:____________

Your Signature:    ______________________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:__________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10, 4.16 or 4.18 of the Indenture, check the appropriate box below:

Section 4.10 ☐     Section 4.16 ☐      Section 4.18☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10, 4.16 or 4.18 of the Indenture, state the aggregate principal amount you elect to have purchased:

$_______________

Date:____________

Your Signature:  ___________________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:__________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-4-7

FORM OF NOTATION ON NOTE
RELATING TO GUARANTEE

Each Guarantor (a “Guarantor,” which term includes any successor Person under the Indenture) has unconditionally guaranteed, on a senior unsecured basis, jointly and severally, to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal, premium if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company with respect to the Notes to the holders or the Trustee, all in accordance with the terms of the Notes and the Indenture, and (b) in the case of any extension of time for payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise.

The obligations of each Guarantor to the holders and to the Trustee pursuant to such Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of such Guarantee.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which such Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

ATC TECHNOLOGIES, LLC
(a Delaware limited liability company)

By:    ____________________________
Name:
Title:

MOBILE SATELLITE VENTURES SUBSIDIARY LLC
(a Delaware limited liability company)

By:    ____________________________
Name:
Title:

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MSV INTERNATIONAL, LLC
(a Delaware limited liability company)

By:    ____________________________
Name:
Title:

MOBILE SATELLITE VENTURES INC. OF VIRGINIA
(a Virginia corporation)

By:    ____________________________
Name:
Title:

MOBILE SATELLITE VENTURES CORP.
(a Nova Scotia unlimited liability company)

By:    ____________________________
Name:
Title:

MOBILE SATELLITE VENTURES HOLDINGS (CANADA) INC. (an Ontario corporation)

By:    ____________________________
Name:
Title:

MOBILE SATELLITE VENTURES (CANADA) INC.

(an Ontario corporation)

By:    ____________________________
Name:
Title:

A-4-9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTEa

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

a    This schedule should be included only if the Note is issued in global form.

A-4-10

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Mobile Satellite Ventures LP
10802 Parkridge Boulevard
Reston, VA 20191-5416
Attention: Treasurer

The Bank of New York
as Trustee
101 Barclay Street, Floor 8 West
New York, NY 10286

Attention: Corporate Trust Division - Corporate Finance Unit
(Mobile Satellite Ventures LP and MSV Finance Co.
16.5% Senior Notes due 2013)

Re:     16.5% Senior Notes due 2013

Reference is hereby made to the Indenture, dated as of January 7, 2008 (the “Indenture”), among Mobile Satellite Ventures LP, MSV Finance Co., the Guarantors named therein and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.   ☐     Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Restricted Notes Legend printed on the Regulation S Global Note and/or Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a Subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor for its own account or for the account of such an Institutional Accredited Investor, pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel satisfactory to the Company provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

________________________________
[Insert Name of Transferor]

By:    _______________________________________________
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a)    ☐  a beneficial interest in the:

    (i)     ☐  144A Global Note (CUSIP _________________), or

    (ii)    ☐  IAI Global Note (CUSIP _________________), or

    (iii)   ☐  Regulation S Global Note (CUSIP ________________),

or

    (iv)   ☐  Unrestricted Global Note (CUSIP ________________), or

(b)        ☐   a Restricted Definitive Note; or

(c)        ☐  an Unrestricted Definitive Note,

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a)    ☐    a beneficial interest in the:

    (i)    ☐  144A Global Note (CUSIP _________________), or

    (ii)    ☐  IAI Global Note (CUSIP _________________), or

    (iii)    ☐  Regulation S Global Note (CUSIP ________________), or

    (iv)    ☐  Unrestricted Global Note (CUSIP ________________), or

(b)    ☐   a Restricted Definitive Note; or

(c)    ☐     an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Mobile Satellite Ventures LP
10802 Parkridge Boulevard
Reston, VA 20191-5416
Attention: Treasurer

The Bank of New York
as Trustee
101 Barclay Street, Floor 8 West
New York, NY 10286

Attention: Corporate Trust Division - Corporate Finance Unit
(Mobile Satellite Ventures LP and MSV Finance Co.
16.5% Senior Notes due 2013)

Re:     16.5% Senior Notes due 2013

Reference is hereby made to the Indenture, dated as of January 7, 2008 (the “Indenture”), among Mobile Satellite Ventures LP, MSV Finance Co., the Guarantors named therein and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Restricted Notes Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in a Restricted Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

_________________________________
[Insert Name of Transferor]

By:    __________________________________________
Name:
Title:

Dated:

C-3

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Mobile Satellite Ventures LP
10802 Parkridge Boulevard
Reston, VA 20191-5416
Attention: Treasurer

The Bank of New York
as Trustee
101 Barclay Street, Floor 8 West
New York, NY 10286

Attention: Corporate Trust Division - Corporate Finance Unit
(Mobile Satellite Ventures LP and MSV Finance Co.
16.5% Senior Notes due 2013)

Re:     16.5% Senior Notes due 2013

Reference is hereby made to the Indenture, dated as of January 7, 2008 (the “Indenture”), among Mobile Satellite Ventures LP and MSV Finance Co., the Guarantors named therein and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a)    ☐  a beneficial interest in a Global Note, or

(b)    ☐  a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

__________________________
[Insert Name of Transferor]

By:    ___________________________________________
Name:
Title:

Dated:

D-2